EXHIBIT 2.1

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.    DESCRIPTION OF TRANSACTION.......................................1

     1.1   Merger of Merger Sub into the Company...............................1

     1.2   Effect of the Merger................................................1

     1.3   Closing; Effective Time.............................................1

     1.4   Articles of Incorporation and Bylaws; Directors and Officers........2

     1.5   Conversion of Shares................................................2

     1.6   Employee Stock Options..............................................3

     1.7   Closing of the Company's Transfer Books.............................3

     1.8   Exchange of Certificates............................................3

     1.9   Dissenting Shares...................................................4

     1.10  Escrow..............................................................5

     1.11  Tax Consequences....................................................5

     1.12  Further Action......................................................5

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE SIGNING SHAREHOLDERS.......5

     2.1   Due Organization; No Subsidiaries; Etc..............................6

     2.2   Articles of Incorporation and Bylaws; Records.......................6

     2.3   Capitalization, Etc.................................................6

     2.4   Financial Statements................................................7

     2.5   Absence of Changes..................................................8

     2.6   Title to Assets.....................................................9

     2.7   Bank Accounts; Receivables..........................................9

     2.8   Equipment; Leasehold...............................................10

     2.9   Intellectual Property..............................................10

     2.10  Contracts..........................................................14

     2.11  Liabilities........................................................16

     2.12  Compliance with Legal Requirements.................................16

     2.13  Governmental Authorizations........................................17

     2.14  Tax Matters........................................................17

     2.15  Employee and Labor Matters; Benefit Plans..........................18


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                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                            PAGE

     2.16  Environmental Matters..............................................21

     2.17  Insurance..........................................................21

     2.18  Related Party Transactions.........................................22

     2.19  Legal Proceedings; Orders..........................................22

     2.20  Authority; Binding Nature of Agreement.............................22

     2.21  Non-Contravention; Consents........................................23

     2.22  Vote Required......................................................23

     2.23  Brokers............................................................23

     2.24  No Other Representations...........................................23

     2.25  Full Disclosure....................................................24

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........24

     3.1   Due Organization...................................................24

     3.2   Certificate/Articles of Incorporation and Bylaws...................24

     3.3   Capitalization, Etc................................................24

     3.4   SEC Filings; Financial Statements..................................25

     3.5   Authority; Binding Nature of Agreement.............................25

     3.6   Vote Required......................................................25

     3.7   Non-Contravention; Consents........................................25

     3.8   Legal Proceedings; Orders..........................................26

     3.9   Valid Issuance.....................................................26

     3.10  Offering Valid.....................................................26

     3.11  Brokers............................................................26

SECTION 4.    CERTAIN COVENANTS OF THE COMPANY AND THE SIGNING SHAREHOLDERS...26

     4.1   Access and Investigation...........................................26

     4.2   Operation of the Company's Business................................26

     4.3   Company Shareholders' Vote.........................................28

     4.4   No Negotiation.....................................................29

SECTION 5.    ADDITIONAL COVENANTS OF THE PARTIES.............................29

     5.1   Filings and Consents...............................................29


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                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                            PAGE

     5.2   SEC Filings........................................................29

     5.3   Securities Compliance; Blue Sky....................................30

     5.4   Public Announcements...............................................30

     5.5   Affiliate Agreements...............................................30

     5.6   Best Efforts.......................................................30

     5.7   Employment and Noncompetition Agreements...........................30

     5.8   Tax Matters........................................................30

     5.9   Release............................................................31

     5.10  Notification; Updates to Disclosure Schedule.......................31

     5.11  Employee Matters...................................................32

     5.12  Indemnification....................................................32

     5.13  SEC Filings........................................................33

     5.14  Extension of Funds.................................................33

     5.15  Dilution...........................................................33

SECTION 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB....33

     6.1   Accuracy of Representations........................................34

     6.2   Performance of Covenants...........................................34

     6.3   Dissenters' Rights.................................................34

     6.4   Shareholder Approval...............................................34

     6.5   Consents...........................................................34

     6.6   Agreements and Documents...........................................34

     6.7   Questionnaires.....................................................35

     6.8   FIRPTA Compliance..................................................35

     6.9   Financing..........................................................35

     6.10  No Restraints......................................................35

     6.11  No Legal Proceedings...............................................35

     6.12  No Material Adverse Effect.........................................35

     6.13  Amendment of Pelco Agreement.......................................35

     6.14  Audited Financial Statements.......................................35


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                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                            PAGE

SECTION 7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..............35

     7.1   Accuracy of Representations........................................36

     7.2   Performance of Covenants...........................................36

     7.3   Shareholder Approval...............................................36

     7.4   Agreements and Documents...........................................36

     7.5   Financing..........................................................36

     7.6   No Legal Proceedings...............................................36

     7.7   No Material Adverse Effect.........................................37

     7.8   No Restraints......................................................37

SECTION 8.    TERMINATION.....................................................37

     8.1   Termination Events.................................................37

     8.2   Termination Procedures.............................................37

     8.3   Effect of Termination..............................................37

SECTION 9.    INDEMNIFICATION, ETC............................................38

     9.1   Survival of Representations, Etc...................................38

     9.2   Indemnification by Designated Shareholders.........................38

     9.3   Satisfaction of Indemnification Claim..............................40

     9.4   No Contribution....................................................40

     9.5   Interest...........................................................40

     9.6   Defense of Third Party Claims......................................40

     9.7   Exercise of Remedies by Indemnitees................................42

     9.7   Escrow Fund........................................................42

SECTION 10.   MISCELLANEOUS PROVISIONS........................................42

     10.1  Further Assurances.................................................42

     10.2  Fees and Expenses..................................................42

     10.3  Attorneys' Fees....................................................42

     10.4  Notices............................................................42

     10.5  Time of the Essence................................................43

     10.6  Headings...........................................................43


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                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                            PAGE

     10.7  Counterparts.......................................................43

     10.8  Governing Law......................................................43

     10.9  Successors and Assigns.............................................43

     10.10 Remedies Cumulative; Specific Performance..........................44

     10.11 Waiver.............................................................44

     10.12 Amendments.........................................................44

     10.13 Severability.......................................................44

     10.14 Parties in Interest................................................44

     10.15 Entire Agreement...................................................44

     10.16 Construction.......................................................45


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

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

      THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of March 28, 2005, by and among: SBE, INC., a Delaware corporation ("Parent"); PYX ACQUISITION SUB, LLC, a California limited liability company, the sole member of which is Parent ("Merger Sub"); PYX TECHNOLOGIES, INC., a California corporation (the "Company"); and the parties identified on EXHIBIT A (the "Signing Shareholders"). Certain other capitalized terms used in this Agreement are defined in EXHIBIT B.

                                    RECITALS

      A. Parent, Merger Sub and the Company intend to effect a merger of the Company into Merger Sub (the "Merger") in accordance with this Agreement and the California Corporations Code (the "CCC"). Upon consummation of the Merger, the Company will cease to exist, and Parent will continue as the sole member of Merger Sub.

      B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

      D. The Signing Shareholders own a total of 3,950,000 shares of the Common Stock (par value $0.001 per share) of the Company ("Company Common Stock"), constituting a majority of the outstanding Company Common Stock.

      E. Contemporaneously with the execution and delivery of this Agreement, Andre Hedrick and Greg Yamamoto are executing a shareholder consent with respect to the Merger.

                                    AGREEMENT

      The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

      1.1 Merger of the Company into Merger Sub. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease, and Parent will continue as the sole member of Merger Sub (the "Surviving Entity").

      1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CCC.

      1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California at 10:00 a.m. on a date to be designated by Parent (the "Scheduled Closing Time"), which shall be no later than two business days after the last condition set forth in Sections 6 and 7 has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing


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actually takes place is referred to in this Agreement as the "Closing Date."
Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Chapter 11 of the CCC shall be filed with the Secretary of State of the State of California. The Merger shall become effective at the time such agreement of merger is filed with the Secretary of State of the State of California (the "Effective Time").

      1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent and the Company prior to the Effective Time, immediately upon the Closing:

            (a) the articles of organization of the Surviving Entity shall be the articles of organization of Merger Sub, except that the name of the Surviving Entity shall be PyX Technologies, LLC;

            (b) the operating agreement of the Surviving Entity shall be the operating agreement of Merger Sub; and

            (c) the directors of the Surviving Entity immediately after the Effective Time shall be the directors of Parent as of such time, and the officers of the Surviving Entity immediately after the Effective Time shall be the Chief Executive Officer and the Chief Financial Officer of Parent as of such time.

      1.5 Conversion of Shares.

            (a) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

                  (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Applicable Fraction (as defined in Section 1.5(b)) of a share of the common stock (par value $0.001 per share) of Parent ("Parent Common Stock"); and

                  (ii) each share of the common stock (par value $0.001 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Entity.

            (b) For purposes of this Agreement, the "Applicable Fraction" shall be the fraction: (i) having a numerator equal to 4,600,000 shares of Parent Common Stock (the "Share Consideration"), subject to adjustment as provided in
Section 10.2; and (ii) having a denominator equal to the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement), and (B) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to all Company Options (as defined in Section 1.6(a)) outstanding immediately prior to the Effective Time (including all shares of Company Common Stock that may ultimately be purchased under Company Options that are unvested or are otherwise not then exercisable).

            (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.


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      1.6 Employee Stock Options.

            (a) At the Effective Time, each stock option that is then outstanding under the Company's 2005 Stock Plan, whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 2005 Stock Plan and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time; provided further, that in no event shall any assumed Company Option have a term in excess of ten years.

            (b) The Company and Parent shall take all action that may be necessary (under the Company's 2005 Stock Plan and otherwise) to effectuate the provisions of this Section 1.6.

            (c) At the Closing, Parent will deliver to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option.

      1.7 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Entity or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

      1.8 Exchange of Certificates.

            (a) As soon as practicable after the Effective Time, but in any event no more than two business days after the Effective Time, Parent will send to the holders of Company Stock Certificates other than the Signing Shareholders
(i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent and referenced in the letter of transmittal, the holder of such Company Stock Certificate shall be


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entitled to receive from Parent, and Parent shall cause such holder to receive, in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1 (without giving effect to escrow arrangements), less such holder's pro rata share of the Escrow Shares, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender, a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this
Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit.

            (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this
Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

            (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq SmallCap Market for each of the 10 consecutive trading days immediately preceding the Closing Date (the "Designated Parent Stock Price").

            (d) Parent and the Surviving Entity shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Entity may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

            (e) Neither Parent nor the Surviving Entity shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

      1.9 Dissenting Shares.

            (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the CCC shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the CCC; provided, however, that if the


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status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.8(c)).

            (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of the CCC and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the CCC, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

      1.10 Escrow. As soon as practicable after the Effective Time of the Merger, and subject to and in accordance with the provisions of Section 9.8, Parent, on behalf of the shareholders of the Company, shall take, or cause to be taken, the following actions:

            (a) Parent shall withhold from, and not deliver to, the shareholders of the Company, certificates representing 460,000 shares of Parent Common Stock out of the shares that would otherwise be issued to the Company's shareholders pursuant to Section 1.5(a)(i), representing a pro rata reduction from the number of shares of Parent Common Stock that each shareholder of the Company would have otherwise received (the "Escrow Shares");

            (b) Parent shall issue the Escrow Shares in the names of the applicable shareholders of the Company that would otherwise have received the Escrow Shares pursuant to Section 1.5(a)(i); and (c) Parent shall cause the Escrow Shares to be delivered to the Escrow Agent (as defined in the Escrow Agreement), which Escrow Shares shall be held in escrow and shall be available to satisfy the indemnification obligations set forth in Section 9. To the extent not used for such purpose, such Escrow Shares shall be released as provided in the Escrow Agreement.

      1.11 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Each party to this Agreement acknowledges that it is responsible for determining the tax consequences of the Merger for itself and for its shareholders and that it has not relied on any other party to this Agreement, or any Representative of any other such party, in making such determination.

      1.12 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Entity and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SIGNING SHAREHOLDERS

      Except as set forth in this Agreement or on the Disclosure Schedule, the Company and the Signing Shareholders, jointly and severally, represent and warrant, to and for the benefit of the Parent Indemnitees, as set forth below. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 2, and the disclosure in any


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paragraph shall qualify (a) the disclosure in the corresponding paragraph of this Section 2, and (b) the other paragraphs of this Section 2 to the extent it is clear from the reading of such disclosure that it also qualifies or applies to such paragraphs.

      2.1 Due Organization; No Subsidiaries; Etc.

            (a) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

            (b) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "PyX Technologies, Inc."

            (c) The Company is qualified, authorized, registered or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification, authorization, registration or licensing necessary, except in such jurisdictions where the failure to do so has not had and will not have a Material Adverse Effect on the Company or its business.

            (d) The Company does not own any controlling interest in any Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

      2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (a) the Company's articles of incorporation and bylaws, including all amendments thereto; (b) the stock records of the Company; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and, except as set forth in Part 2.2 of the Disclosure Schedule, have been maintained in accordance with prudent business practices.

      2.3 Capitalization, Etc.

            (a) The authorized capital stock of the Company consists of: (i) 10,000,000 shares of Common Stock (par value $0.001 per share), of which 5,567,500 shares have been issued and are outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option that is held by the Company and to which any of such shares is subject.


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            (b) The Company has reserved 4,647,500 shares of Company Common
Stock for issuance under its 2005 Stock Plan, of which 4,432,500 shares are reserved for issuance upon exercise of outstanding options and 215,000 shares are issued and outstanding. Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in
Section 422 of the Code. Except as set forth in this Section 2.3(b), there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) except as set forth in Part 2.3(b) of the Disclosure Schedule, to the knowledge of the Company and the Signing Shareholders, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

            (c) All outstanding shares of Company Common Stock, and all outstanding Company Options and Company Warrants, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

            (d) The Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company.

            (e) As of the date hereof, the date of the Information Statement (as defined in Section 4.3), the date the Information Statement is delivered to the Company's shareholders and the Closing Date, each Person that held shares of Company Common Stock immediately prior to the Closing is a resident of the state set forth opposite such Person's name on Schedule 2.3(e), as such Schedule may be updated from time to time prior to the Closing to reflect any relocations by Company shareholders that may occur.

      2.4 Financial Statements.

            (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                  (i) The audited balance sheets of the Company as of December 31, 2003 and 2004, and the related audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended; and

                  (ii) the unaudited balance sheet of the Company (the "Unaudited Interim Balance Sheet") as of February 28, 2005 (the "Interim Statement Date"), and the related unaudited income statement of the Company for the two months then ended.

            (b) Except as set forth in Part 2.4 of the Disclosure Schedule, the Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as permitted by United States generally accepted accounting principles and except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which are not expected, individually or in the aggregate, to be material in magnitude).

      2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since the Interim Statement Date:

            (a) there has not been any Material Adverse Effect on the Company, and, to the knowledge of the Company and the Signing Shareholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

            (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

            (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            (d) the Company has not sold, issued or authorized the issuance of
(i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options and Company Warrants), (ii) any option or right to acquire any capital stock or any other security (except for Company Options and Company Warrants), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

            (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 2005 Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

            (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

            (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since the Interim Statement, exceeds $10,000;

            (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

            (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

            (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

            (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

            (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

            (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

            (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

            (p) the Company has not made any Tax election;

            (q) the Company has not commenced or settled any Legal Proceeding;

            (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

            (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

      2.6 Title to Assets.

            (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

            (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company, in each case, having a value, individually, in excess of $5,000.

      2.7 Bank Accounts; Receivables.

            (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

            (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of the Interim Statement Date. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the Interim Statement Date and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $5,000 in the aggregate).

      2.8 Equipment; Leasehold.

            (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

            (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

      2.9 Intellectual Property..

                  (a) Part 2.9(a) of the Disclosure Schedule accurately identifies and describes:

                  (i) in Part 2.9(a)(i) of the Disclosure Schedule, each proprietary product or service developed, manufactured, marketed, or sold by the Company at any time since its inception and any product or service currently under development by the Company;

                  (ii) in Part 2.9(a)(ii) of the Disclosure Schedule: (A) each item of Registered IP in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise); (B) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (C) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (D) each product or service identified in Part 2.9(a)(i) of the Disclosure Schedule that embodies, utilizes or is based upon or derived from (or, with respect to products and services under development, that is expected to embody, utilize or be based upon or derived from) such item of Registered IP;

                  (iii) in Part 2.9(a)(iii) of the Disclosure Schedule: (A) all Intellectual Property Rights or Intellectual Property licensed to the Company (other than any non-customized software that: (1) is so licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license, (2) is not incorporated into, or used directly in the development, manufacturing or distribution of, the products or services of the Company and
(3) is generally available on standard terms for less than $5,000); (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is licensed to the Company; and (C) whether the license or licenses so granted to the Company are exclusive or nonexclusive; and

                  (iv) in Part 2.9(a)(iv) of the Disclosure Schedule, each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP.

            (b) The Company has provided to Parent a complete and accurate copy of each standard form of Company IP Contract used by the Company at any time, including each standard form of: (i) end user license agreement; (ii) development agreement; (iii) distributor or reseller agreement; (iv) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (v) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (vi) confidentiality or nondisclosure agreement. Except as disclosed in Part 2.9 of the Disclosure Schedule, no Company IP Contract deviates in any material respect from the corresponding standard form agreement provided to Parent. Except as disclosed in Part 2.9 of the Disclosure Schedule, the Company is not bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert, or enforce any Company IP anywhere in the world.

            (c) The Company exclusively owns all right, title and interest to and in the Company IP (other than Intellectual Property Rights or Intellectual Property exclusively licensed to the Company, as identified in Part 2.9(a)(iii) of the Disclosure Schedule) free and clear of any Encumbrances (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 2.9(a)(iv) of the Disclosure Schedule). Without limiting the generality of the foregoing, except as set forth in Part 2.9 of the Disclosure Schedule:

                  (i) all documents and instruments necessary to perfect the rights of the Company in the Company IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;

                  (ii) each Person who is or was an employee or independent contractor of the Company and who is or was involved in the creation or development of any Company IP has signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property Rights to the Company and confidentiality provisions protecting the Company IP;

                  (iii) no Company Employee has any claim, right (whether or not currently exercisable) or interest to or in any Company IP;

                  (iv) to the knowledge of the Company and the Signing Shareholders, no employee or independent contractor of the Company is: (A) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company; or (B) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality;

                  (v) no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Company IP;

                  (vi) the Company has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information held by the Company, or purported to be held by the Company, as a trade secret;

                  (vii) the Company has never assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property Right to any other Person;

                  (viii) the Company is not now nor has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Company to grant or offer to any other Person any license or right to any Company IP; and

                  (ix) to the knowledge of the Company and the Signing Shareholders, the Company owns or otherwise has, and after the Closing the

Surviving Entity will continue to have, all Intellectual Property Rights needed to conduct the business of the Company as currently conducted and currently planned by the Company to be conducted.

            (d) To the knowledge of the Company and the Signing Shareholders, all Company IP is valid, subsisting and enforceable. Without limiting the generality of the foregoing, to the knowledge of the Company:

                  (i) no trademark (whether registered or unregistered) or trade name owned, used, or applied for by the Company conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used or applied for by any other Person;

                  (ii) none of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Company has or purports to have an ownership interest has been impaired;

                  (iii) each item of Company IP that is Registered IP is and at all times has been in compliance with all Legal Requirements, and all filings, payments and other actions required to be made or taken to maintain such item of Company IP in full force and effect have been made by the applicable deadline;

                  (iv) no application for a patent or for a copyright, mask work or trademark registration or any other type of Registered IP filed by or on behalf of the Company has been abandoned, allowed to lapse or rejected;

                  (v) Part 2.9(d)(v) of the Disclosure Schedule accurately identifies and describes each filing, payment, and action that must be made or taken on or before the date that is 120 days after the date of this Agreement in order to maintain each such item of Company IP in full force and effect;

                  (vi) the Company has provided to Parent complete and accurate copies of all applications, correspondence and other material documents related to each such item of Registered IP;

                  (vii) no interference, opposition, reissue, reexamination or other Proceeding of any nature is or has been pending or, to the knowledge of the Company and the Signing Shareholders, threatened, in which the scope, validity or enforceability of any Company IP is being, has been or could reasonably be expected to be contested or challenged; and

                  (viii) to the knowledge of the Company and the Signing Shareholders, there is no basis for a claim that any Company IP is invalid or unenforceable.

            (e) Neither the execution, delivery or performance of any of the Transactional Agreements nor the consummation of any of the Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or material Encumbrance on, any Company IP; (ii) a breach of any Contract listed or required to be listed in Part 2.9(a)(iii) of the Disclosure Schedule; (iii) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP.

            (f) To the knowledge of the Company and the Signing Shareholders, except as set forth in Part 2.9 of the Disclosure Schedule, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP. Part 2.9(f) of the Disclosure Schedule accurately identifies (and the Company has provided to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to the Company or any Representative of the Company regarding any actual, alleged or suspected infringement or misappropriation of any Company IP and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

            (g) To the knowledge of the Company and the Signing Shareholders, the Company has never infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise materially violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing, to the knowledge of the Company and the Signing Shareholders, except as set forth in Part 2.9 of the Disclosure Schedule:

                  (i) no product, information or service ever manufactured, produced, distributed, published, used, provided or sold by or on behalf of the Company, and no Intellectual Property ever owned, used or developed by the Company, has ever infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person;

                  (ii) no Proceeding alleging infringement, misappropriation or similar claim is pending or has been threatened in writing, or, to the knowledge of the Company and the Signing Shareholders, otherwise against the Company or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such Proceeding or claim;

                  (iii) the Company has never received any notice or other communication (in writing or, to the knowledge of the Company and the Signing Shareholders, otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation by the Company of any Intellectual Property Right of another Person;

                  (iv) the Company is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation or similar claim (other than pursuant to the Company IP Contracts described in Section 2.9(a)(iii) and 2.9(b));

                  (v) the Company has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any Intellectual Property Right; and

                  (vi) no claim or Proceeding involving any Intellectual Property or Intellectual Property Right licensed to the Company is pending or, to the knowledge of the Company and the Signing Shareholders, has been threatened in writing or, to the knowledge of the Company and the Signing Shareholders, otherwise, except for any such claim or Proceeding that, if adversely determined, would not adversely affect: (A) the use or exploitation of such Intellectual Property or Intellectual Property Right by the Company; or (B) the manufacturing, distribution or sale of any product or service being developed, offered, manufactured, distributed or sold by the Company.

            (h) To the knowledge of the Company and the Signing Shareholders, none of the Company Software: (i) contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that materially and adversely affects the use, functionality or performance of such Company Software or any product or system containing or used in conjunction with such Company Software; or (ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such software or any product or system containing or used in conjunction with such Company Software.

            (i) None of the Company Software contains any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user's consent.

            (j) To the knowledge of the Company and the Signing Shareholders, none of the Company Software is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that: (i) could or does require, or could or does condition the use or distribution of such Company Software on, the disclosure, licensing or distribution of any source code for any portion of such Company Software; or
(ii) could or does otherwise impose any limitation, restriction or condition on the right or ability of the Company to use or distribute any Company Software.

            (k) Except as set forth in Part 2.9(k) of the Disclosure Schedule, no source code for any Company Software has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company. The Company does not have any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Software to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code for any Company Software to any other Person who is not, as of the date of this Agreement, an employee of the Company.

      2.10 Contracts.

            (a) Part 2.10 of the Disclosure Schedule identifies:

                  (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

                  (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property or Intellectual Property Right;

                  (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                  (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                  (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

                  (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

                  (vii) each Company Contract involving or incorporating any guaranty of indebtedness, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                  (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                  (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                  (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

                  (xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

                  (xii) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

                  (xiii) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

            (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Company Contract is valid and in full force and effect, and, to the knowledge of the Company and the Signing Shareholders, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (c) Except as set forth in Part 2.10(c) of the Disclosure Schedule:

                  (i) the Company has not materially violated or breached, or committed any material default under, any Company Contract, and, to the knowledge of the Company and the Signing Shareholders, no other Person has materially violated or breached, or committed any material default under, any Company Contract;

                  (ii) to the knowledge of the Company and the Signing Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the material provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or
(D) give any Person the right to cancel, terminate or modify any Company
Contract;

                  (iii) the Company has never received any written notice or, to the knowledge of the Company and the Signing Shareholders, other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and

                  (iv) the Company has not knowingly waived any of its material rights under any Company Contract.

            (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

            (e) The Contracts identified in Part 2.10(e) of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted,

            (f) Part 2.10(f) of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts.

            (g) Except as set forth in Part 2.10(g) of the Disclosure Schedule, the Company does not, and has never, entered into, bid for, had any interest in or been determined to be noncompliant with any Government Contract. The Company has not made, or participated in any way in, any Government Bid. Neither the Company nor any of its employees has been debarred or suspended from doing business with any Governmental Body, and, to the knowledge of the Company and the Signing Shareholders, no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company or any employee of the Company. The Company has not made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement.

            (h) The Company has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Intellectual Property.

      2.11 Liabilities. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with United States generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since the Interim Statement Date in the ordinary course of business and consistent with the Company's past practices;
(c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; (d) immaterial liabilities that are not required by United States generally accepted accounting principles to be disclosed on the Unaudited Interim Balance Sheet and (e) the liabilities identified in Part 2.11 of the Disclosure Schedule.

      2.12 Compliance with Legal Requirements. Except as set forth in Part 2.12 of the Disclosure Schedule, the Company is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. The Company has not received any written notice or, to the knowledge of the Company and the Signing Shareholders, other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

      2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in
Part 2.13 of the Disclosure Schedule. The Company has not received any written notice or, to the knowledge of the Company and the Signing Shareholders, other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

      2.14 Tax Matters. Except as set forth on Part 2.14 of the Disclosure
Schedule:

            (a) All Tax Returns required to be filed on or before the Closing Date (including any extensions of such date) by or on behalf of the Company with any Governmental Body (the "Company Returns") (i) have been or will be filed on or before such applicable due date, and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since inception that have been requested by Parent.

            (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with United States generally accepted accounting principles. The Company has not incurred a Tax liability from the date of the Unaudited Interim Balance Sheet, other than in the ordinary course of business, and the Company will establish in its books and records reserves adequate for the payment of all such Tax liabilities.

            (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. There have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

            (d) No claim or Proceeding is pending or has been threatened in writing or, to the knowledge of the Company and the Signing Shareholders, otherwise against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to former

Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

            (e) There is no agreement, plan, arrangement or other Contract covering any Company Employee that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax-sharing agreement, tax allocation agreement or similar Contract.

      2.15 Employee and Labor Matters; Benefit Plans.

            (a) Part 2.15(a) of the Disclosure Schedule accurately identifies each former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company and accurately describes such benefits.

            (b) The employment of each of the Company's employees is terminable by the Company at will. The Company has delivered to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Company.

            (c) To the knowledge of the Company and the Signing Shareholders:

                  (i) no employee of the Company intends to terminate his employment with the Company;

                  (ii) no employee of the Company has received an offer to join a business that may be competitive with the Company's business; and

                  (iii) no employee of the Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company; or (B) the Company's business or operations.

            (d) Except as set forth in Part 2.15(d) of the Disclosure Schedule, the Company is not a party to or bound by, and the Company has never been a party to or bound by, any employment agreement or any union Contract, collective bargaining agreement or similar Contract.

            (e) Except as set forth in Part 2.15(e) of the Disclosure Schedule, the Company is not engaged, and the Company has never been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. There are no actions, suits, claims, labor disputes or grievances pending or, to the knowledge of the Company and the Signing Shareholders, threatened in writing or, to the knowledge of the Company and the Signing Shareholders, otherwise, or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.

            (f) None of the current or former independent contractors of the Company could be reclassified as an employee. There are no, and at no time have there been any, independent contractors who have provided services to the Company or any Company Affiliate for a period of six consecutive months or longer. The Company has never had any temporary or leased employees. No independent contractor of the Company is eligible to participate in any Company Employee Plan other than the 2005 Stock Plan.

            (g) Part 2.15(g) of the Disclosure Schedule contains an accurate and complete list as of the date hereof of each Company Employee Plan and each Company Employee Agreement. The Company does not intend nor has it committed to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement).

            (h) The Company has delivered to Parent: (i) correct and complete copies of all documents setting forth the terms of each Company Employee Plan and each Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan;
(iii) if the Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Employee Plan assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance Contracts; (vi) all written materials provided to any Company Employee relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to the Company or any Company Affiliate; (vii) all correspondence to or from any Governmental Body relating to any Company Employee Plan; (viii) all COBRA forms and related notices; (ix) all insurance policies in the possession of the Company or any Company Affiliate pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (x) all discrimination tests required under the Code for each Company Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (xi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under
Section 401(a) of the Code.

            (i) The Company and each of the Company Affiliates have performed all obligations required to be performed by them under each Company Employee Plan and are not in default or violation of, and neither the Company nor any of the Signing Shareholders has knowledge of any default or violation by any other party to, the terms of any Company Employee Plan, and each Company Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable Legal Requirements, including ERISA and the Code. Any Company Employee Plan intended to be qualified under
Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no claims or Proceedings pending, or, to the knowledge of the Company and the Signing Shareholders, threatened in writing or, to the knowledge of the Company and the Signing Shareholders, otherwise, or reasonably anticipated (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan. Except as set forth in Part 2.15(i) of the

Disclosure Schedule, each Company Employee Plan (other than any Company Employee Plan to be terminated prior to the Closing in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, the Company or any Company Affiliate (other than ordinary administration expenses). There are no audits, inquiries or Proceedings pending or, to the knowledge of the Company and the Signing Shareholders, threatened in writing or, to the knowledge of the Company and the Signing Shareholders, otherwise by the IRS, DOL, or any other Governmental Body with respect to any Company Employee Plan. Neither the Company nor any Company Affiliate has ever incurred any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each Company Affiliate has made all contributions and other payments required by and due under the terms of each Company Employee Plan.

            (j) Neither the Company nor any Company Affiliate has ever maintained, established, sponsored, participated in, or contributed to any: (i) Company Pension Plan subject to Title IV of ERISA; or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA. Neither the Company nor any Company Affiliate has ever maintained, established, sponsored, participated in or contributed to, any Company Pension Plan in which stock of the Company or any Company Affiliate is or was held as a plan asset. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no transaction contemplated by this Agreement shall cause any such assets or insurance obligations to be less than such benefit obligations.

            (k) No Company Employee Plan provides (except at no cost to the Company or any Company Affiliate), or reflects or represents any liability of the Company or any Company Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to the Company or any Company Affiliate, neither the Company nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) or any other Person that such Company Employee(s) or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

            (l) Except as set forth in Part 2.15(l) of the Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

            (m) Except as set forth in Part 2.15(m) of the Disclosure Schedule, the Company and each of the Company Affiliates: (i) are, and at all times have been, in substantial compliance with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of state law; (ii) have withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Company Employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of the Company and the Signing Shareholders, threatened in writing or, to the knowledge of the Company and the Signing Shareholders, otherwise, or reasonably anticipated claims or Proceedings against the Company or any Company Affiliate under any worker's compensation policy or long-term disability policy.

            (n) To the knowledge of the Company and the Signing Shareholders, no shareholder nor any Company Employee is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person's efforts to promote the interests of the Company or that would interfere with the business of the Company or any Company Affiliate. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of the Company or any Company Affiliate as presently conducted nor any activity of such shareholder or Company Employees in connection with the carrying on of the business of the Company or any Company Affiliate as presently conducted will, to the knowledge of the Company and the Signing Shareholders, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such shareholders or Company Employees is now bound.

      2.16 Environmental Matters. To the knowledge of the Company and the Signing Shareholders, the Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any written notice or, to the knowledge of the Company and the Signing Shareholders, other communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company and the Signing Shareholders, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the knowledge of the Company and the Signing Shareholders, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. There are no Governmental Authorizations currently held by the Company pursuant to Environmental Laws. (For purposes of this Section 2.16:
(a) "Environmental Law" means any currently enacted and effective federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (b) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.) This Section 2.16 contains the sole and exclusive representations and warranties of the Company and the Signing Shareholders with respect to the Company's compliance with Environmental Laws.

      2.17 Insurance. Except as set forth in Part 2.17 of the Disclosure Schedule, each insurance policy maintained by, at the expense of or for the benefit of the Company is in full force and effect. The Company has never received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

      2.18 Related Party Transactions. No Related Party has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company. No Related Party is, or has at any time been, indebted to the Company. Except as set forth in
Part 2.18 of the Disclosure Schedule, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company. To the knowledge of the Company and the Signing Shareholders, no Related Party is competing, or has at any time competed, directly or indirectly, with the Company. Except as set forth in Part 2.18 of the Disclosure Schedule, no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (a) each of the Signing Shareholders; (b) each individual who is, or who has at any time since incorporation of the Company been, an officer of the Company; (c) each member of the immediate family of each of the individuals referred to in clauses "(a)" and "(b)" above; and (d) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

      2.19 Legal Proceedings; Orders.

            (a) There is no pending Legal Proceeding, and (to the knowledge of the Company and the Signing Shareholders) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company and the Signing Shareholders, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

            (c) There is no order, writ, injunction, judgment or decree of any Governmental Body to which the Company, or any of the assets owned or used by the Company, is subject. None of the Signing Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the knowledge of the Company and the Signing Shareholders, no officer or other employee of the Company is subject to any such order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

      2.20 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors, subject to obtaining the shareholder vote referenced in Section 2.22. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

      2.21 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

            (b) subject to Parent obtaining the approval of its stockholders as described in Section 3.6, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

            (d) except as set forth in Part 2.21(d) of the Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

            (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as described in Section 2.22 and Section 4.3, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

      2.22 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding as of the date hereof is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

      2.23 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its shareholders.

      2.24 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that none of the Company or its Representatives or shareholders are making any representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Agreement (including any schedule or exhibit attached hereto) and in any certificate delivered pursuant hereto.

      2.25 Full Disclosure. This Agreement (when read together with the Disclosure Schedule) does not, and the Company Closing Certificate when read together with any disclosure provided by or on behalf of the Company under
Section 5.10, will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact, in each case necessary in order to make the representations, warranties and information contained in this Agreement (including the Disclosure Schedule), in light of the circumstances under which such representations, warranties and information were provided, not false or misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub jointly and severally represent and warrant to the Company and the Signing Shareholders as follows:

      3.1 Due Organization. Parent and Merger Sub are each a corporation duly organized, validly existing and in good standing under the laws of Delaware and California, respectively, with corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its material obligations under material Parent or Merger Sub Contracts.

      3.2 Certificate/Articles of Incorporation and Bylaws. Parent and Merger Sub have made available to the Company accurate and complete copies of Parent's and Merger Sub's certificate or articles of incorporation or articles of organization, as applicable, and bylaws or operating agreement, as applicable, including all amendments thereto. There has not been any violation of any of the provisions of such Parent or Merger Sub organizational documents, and Parent and Merger Sub have not taken any action that is inconsistent in any material respect with any resolution adopted by Parent or Merger Sub's stockholders or member, as applicable, Parent or Merger Sub's boards of directors or managing member, as applicable, or any committee of Parent or Merger Sub's boards of directors or managing member, as applicable.

      3.3 Capitalization, Etc.

            (a) The authorized capital stock of Parent consists of: (i) 25,000,000 shares of Common Stock (par value $0.001 per share), of which 5,214,538 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

            (b) Parent has reserved 2,794,215 shares of Parent Common Stock for issuance (net of shares issued and outstanding) under its stock option plans and employee stock purchase plan. Options to purchase 2,086,627 shares of Parent Common Stock granted under Parent's stock option plans are outstanding as of the date of this Agreement. Except as disclosed in the foregoing sentence or the Parent SEC Documents (as defined in Section 3.4), there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the knowledge of Parent, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

      3.4 SEC Filings; Financial Statements.

            (a) Parent has made available to the Company, by directing the Company to the SEC's online EDGAR database, each report, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 2002 (the "Parent SEC Documents"). Since January 1, 2002, Parent has timely made all filings with the SEC required under the applicable requirements of the Securities Act or the Exchange Act. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes as permitted by Form 10-Q and the Exchange Act, and are subject to year-end audit adjustments; and
(iii) are accurate and complete in all material respects and present fairly the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

      3.5 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

      3.6 Vote Required. The only vote of Parent's stockholders required to approve the issuance of Parent Common Stock in the Merger (the "Required Parent Stockholder Vote") is the vote prescribed by Marketplace Rule 4310 of the National Association of Securities Dealers (the "NASD").

      3.7 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Merger Sub of the Merger will (a) contravene, conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the articles of organization or operating agreement of Merger Sub or of any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or the member or managing member of Merger Sub; (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject; (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract to which Parent is a party, or give any Person the right to declare a default or exercise any remedy under any such Contract to which Parent is a party; or (d) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the CCC, the Delaware General Corporation Law and the NASD Bylaws, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement by Parent or Merger Sub or the consummation by Merger Sub of the Merger.

      3.8 Legal Proceedings; Orders.

            (a) There is no pending Legal Proceeding, and (to the knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of the assets owned or used by Parent; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent no event has occurred, and no claim, dispute or other condition or circumstance exists, that will or could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) There is no material order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the knowledge of Parent, no officer or key employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent.

      3.9 Valid Issuance. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

      3.10 Offering Valid. Assuming the accuracy of the representations and warranties of the shareholders set forth in Section 2 of the Shareholder Agreement and the information provided in the investor questionnaires provided by such shareholders to Parent, and the Company's compliance with its covenants set forth in Sections 4.3 and 5.3, the offer, sale and issuance of the Parent Common Stock will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

      3.11 Brokers. No broker, investment banker, financial advisor or other person, other than Houlihan, Lokey, Howard & Zukin, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY AND THE SIGNING SHAREHOLDERS

      4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

      4.2 Operation of the Company's Business. During the Pre-Closing Period:

            (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

            (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

            (c) the Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

            (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

            (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

            (f) the Company shall not sell, issue or authorize the issuance of
(i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock to employees upon the exercise of outstanding Company Options;

            (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its 2005 Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

            (h) neither the Company nor any of the Signing Shareholders shall amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

            (j) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $5,000 per month;

            (k) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

            (l) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

            (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money;

            (n) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee;

            (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

            (p) the Company shall not make any Tax election;

            (q) the Company shall not commence or settle any material Legal Proceeding;

            (r) after any extension of Funds pursuant to Section 5.14, the Company shall not make any payment to any third party without the prior consent of Parent (which will not be unreasonably withheld); and

            (s) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(r)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company).

      4.3 Company Shareholders' Vote.

            (a) Within 10 days after the date hereof, the Company shall prepare and distribute a notice to its shareholders containing the information required by Section 1300 et seq. of the CCC. As promptly as practicable after the execution of this Agreement, the Company shall prepare and distribute an information statement that describes the material terms of this Agreement and the transactions contemplated hereby (the "Information Statement") to each shareholder of the Company who is entitled to vote (or provide a written consent) with respect to the Merger, this Agreement and the transactions contemplated by this Agreement. The Information Statement shall meet the requirements of Rule 502(b)(2)(ii) under the Securities Act of 1933, and the Company shall provide it to its shareholders in accordance in accordance with Rule 502(b)(1) under the Securities Act. The Company shall provide Parent a reasonable opportunity to review and comment on the proposed form of Information Statement prior to its distribution to the Company's shareholders. The Information Statement shall contain copies of Parent's (a) Annual Report on Form 10-K for the fiscal year ended October 31, 2004 (the "Form 10-K"), Definitive Proxy Statement on Schedule 14A filed on February 10, 2005, Current Report on Form 8-K filed on February 23, 2005, and Quarterly Report on Form 10-Q for the quarter ended January 31, 2005 (the "Form 10-Q"), each as filed with the SEC. The information supplied by the Company for inclusion in the Information Statement shall not, as of the date of the Information Statement, (i) contain any statement that is inaccurate or misleading with respect to any material fact, in light of the circumstances in which made, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

            (b) Parent and Merger Sub shall promptly furnish to the Company all information concerning Parent and Merger Sub that may be required or reasonably requested in connection with any action contemplated by this Section 4.3. The information supplied by Parent and Merger Sub for inclusion or incorporation by reference in, or which may be deemed to be incorporated by reference in, the Information Statement shall not, as of the date of the Information Statement,
(i) contain any statement that is inaccurate or misleading with respect to any material fact, in light of the circumstances in which made, or (ii) omit to state any material fact necessary in order to make such information (in light of the circumstances under which it is provided) not false or misleading. If at any time subsequent to the date of the Information Statement any event with respect to Parent or Merger Sub, or with respect to any information supplied by Parent or Merger Sub for inclusion in the Information Statement, shall occur which is required to be described in an amendment of, or a supplement to, such document in order for such document not to be false or misleading, Parent or Merger Sub shall so describe the event in writing to the Company.

      4.4 No Negotiation. During the Pre-Closing Period, or until the termination of this Agreement if prior to the end of the Pre-Closing Period, neither the Company nor any of the Signing Shareholders shall, directly or indirectly:

            (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

            (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

            (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of the Signing Shareholders during the Pre-Closing Period.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

      5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall (upon reasonable request) promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained during the Pre-Closing Period.

      5.2 SEC Filings.

            (a) As promptly as practicable after the date of this Agreement, Parent shall prepare and cause to be filed with the SEC a proxy statement with respect to the transactions contemplated hereby (the "Proxy Statement"). Parent shall use its best efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Parent will use its best efforts to cause the Proxy Statement to be mailed to Parent's stockholders. The Company shall promptly furnish to Parent all information concerning the Company and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.2. If any event relating to the Company occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment to the Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC.

            (b) Within 90 days after the Effective Time, Parent shall have prepared and filed with the SEC a registration statement on Form S-8 with respect to the Company Options assumed by Parent at the Effective Time.

      5.3 Securities Compliance; Blue Sky. Parent and the Company shall take such action as Parent shall reasonably determine to be necessary in order for the issuance of the Parent Common Stock in connection with the Merger under Rule 506 under the Securities Act and applicable state securities or "Blue Sky" laws; provided, however, that Parent shall not for any such purpose be required to qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction. To that end, without limitation, (a) the Company shall cause each shareholder that Parent determines is not an "accredited investor" and is not "sophisticated" within the meaning of Rule 506 under the Securities Act to appoint a "purchaser representative" in accordance with Rule 501(h) under the Securities Act and (b) the Company shall cause such purchaser representative to make such disclosures as may be required under Rule 501(h) under the Securities Act.

      5.4 Public Announcements. During the Pre-Closing Period, (a) neither the Company nor any of the Signing Shareholders shall (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

      5.5 Affiliate Agreements. Each Signing Shareholder shall execute and deliver to Parent, and the Company shall use all commercially reasonable efforts to cause Andre Hedrick and Greg Yamamoto (and any other Person that could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of EXHIBIT C.

      5.6 Best Efforts. During the Pre-Closing Period, (a) the Company and the Signing Shareholders shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

      5.7 Noncompetition Agreements. At or prior to the Closing, each of the employee-shareholders of the Company as of the Closing Date shall execute and deliver to the Company and Parent a Noncompetition Agreement in the form of EXHIBIT D.

      5.8 Tax Matters.

            (a) At the Closing, the Company shall deliver to (a) Parent a statement in the form agreed upon by Parent and the Company prior to the execution hereof and (b) the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

            (b) Parent, the Company and the Signing Shareholders agree to report the Merger as a reorganization within the meaning of Section 368(a) of the Code for all tax purposes. Parent shall not take any action, or fail to take any action, and will cause the Company and the Surviving Entity after the Closing, not to take any action or fail to take any action, that could cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Parent is the sole member of Merger Sub and after the Merger will remain the sole member of the Surviving Entity, and neither the Parent nor the Surviving Entity will make an election to treat the Surviving Entity, or take any action that may cause the Surviving Entity to be treated, as an association or otherwise as an entity separate from Parent for federal income tax purposes, if such action could cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

      5.9 Release. At the Closing, each of the shareholders and optionholders of the Company shall execute and deliver to the Company a Release in the form of EXHIBIT E.

      5.10 Notification; Updates to Disclosure Schedule.

            (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                  (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that could cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or any of the Signing Shareholders in this Agreement;

                  (ii) any material breach of any covenant or obligation of the Company or any of the Signing Shareholders; and

                  (iii) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

            (b) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                  (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that could cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement;

                  (ii) any material breach of any covenant or obligation of Parent or Merger Sub; and

                  (iii) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

            (c) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.10(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or the Signing Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 or Section 7 has been satisfied.

            (d) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.10(b) requires a Parent Disclosure Schedule or the filing by Parent of a report on Form 8-K, no such schedule or report on Form 8-K filed by Parent after the date hereof shall be deemed to supplement or amend the representations and warranties made by Parent in this Agreement for the purpose of (i) determining the accuracy of any of the representations and warranties made by Parent in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 or Section 7 has been satisfied.

      5.11 Employee Matters.

            (a) On or before the Effective Time, Parent shall deliver written offer letters (providing for "at will" employment with Parent and salary, benefits and bonus no less favorable than that provided to similarly situated employees of Parent) to Andre Hedrick, Greg Yamamoto, Nick Bellinger, Leo Fang and Chris Short to become employees of Parent (the individuals who accept such employment shall be referred to as "Affected Employees"). The Affected Employees shall be subject to and employed in compliance with Parent's applicable human resources policies and procedures.

            (b) Following the Effective Time, Parent shall, or shall cause its affiliates to, recognize each Affected Employee's service with the Company or any of its subsidiaries prior to the Effective Time (or such later transition date) as service with Parent and its affiliates in connection with any tax-qualified pension plan and welfare benefit plan (including paid time off, vacations and holidays) maintained by Parent or any of its affiliates in which such Affected Employee participates and which is made available following the Effective Time by Parent or any of its affiliates for purposes of any waiting period, vesting, eligibility and benefit entitlement (but excluding benefit accruals under any defined benefit pension plan). Parent shall, or shall cause its affiliates to, waive any pre-existing condition exclusions, evidence of insurability provisions, waiting period requirements or any similar provision under any of the welfare plans (as defined in Section 3(1) of ERISA) maintained by Parent or any of its affiliates in which Affected Employees participate following the Effective Time.

      5.12 Indemnification.

            (a) Parent, the Company, the Signing Stockholders and the Surviving Entity agree that all rights to indemnification or exculpation now existing in favor of the directors and officers of the Company provided in the Company's articles of incorporation and bylaws as in effect immediately prior to the Effective Time shall continue in full force and effect for a period of six years after the Effective Time.

            (b) After the Effective Time, the Surviving Entity shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, those persons who are currently covered by the indemnification provisions in the Company's articles of incorporation and bylaws (such persons, "Tail Indemnitees") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, for a period of six years after the date hereof to the same extent as provided in the articles of incorporation and bylaws of the Company. In the event of any such claim, action, suit, proceeding or investigation, (i) the Surviving Entity shall pay the reasonable fees and expenses of counsel selected by the Tail Indemnitees, which counsel shall be reasonably satisfactory to the Surviving Entity, promptly after statements therefor are received and (ii) the Surviving Entity shall cooperate in the defense of any such matter; provided, however, that the Surviving Entity shall not be liable for any settlement effected without its written consent

(which consent shall not be unreasonably withheld or delayed); and provided, further, that the Surviving Entity shall not be obligated pursuant to this
Section 5.12 to pay the fees and expenses of more than one counsel for all Tail Indemnitees in any single action except to the extent that two or more of such Tail Indemnitees shall have conflicting interests in the outcome of such action; and provided, further, that, in the event that any claim for indemnification is asserted or made within such six year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

            (c) If the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Entity, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 5.12.

            (d) Parent shall cause the Surviving Entity to perform all of the obligations of the Surviving Entity under this Section 5.12.

      5.13 SEC Filings. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Parent Common Stock by the Company shareholders to the public without registration, Parent will use all commercially reasonable efforts to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (b) file with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act; and

            (c) furnish to each Company shareholder promptly upon request a written statement by the Parent as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act and such other reports and documents so filed by the Parent as such Company shareholders may reasonably request in availing themselves of any rule or regulation of the SEC allowing such shareholders to sell any Parent Common Stock without registration.

      5.14 Extension of Funds. If the Closing shall not have occurred on or prior to May 15, 2005, Parent shall extend, on the 15th day of each month commencing on May 15, 2005 and continuing until the earlier of the Closing or the termination of this Agreement, a loan in the amount of $50,000. Such loan, notwithstanding anything to the contrary in this Agreement or the Disclosure Schedule shall not be the obligation or responsibility of the Shareholders, and shall in no circumstances be secured by any source code of the Company. Merger Sub and Parent on behalf of itself, the Surviving Entity and all other Parent Indemnitees, hereby covenants and agrees that Merger Sub, Parent, the Surviving Entity and all other Parent Indemnitees shall not make a claim for any such loan amounts against the Shareholders under the indemnification or other provisions of this Agreement or otherwise.

      5.15 Dilution. During the Pre-Closing Period, Parent shall not grant any options, subscription rights, calls, warrants or other rights to acquire any shares of the capital stock or other securities of Parent to any new or existing employee, officer or director without first notifying the Chief Executive Officer of the Company and giving him reasonable opportunity to consult with Parent regarding any such grant.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

      The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

      6.1 Accuracy of Representations. Each of the representations and warranties made by the Company and the Signing Shareholders in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), shall be accurate in all respects when made and as of the Scheduled Closing Time as if made at the Scheduled Closing Time (except to the extent such representations and warranties speak as of a specified date other than the date made or the Scheduled Closing Time, and without giving effect to any update to the Disclosure Schedule), except where the failure of such representations and warranties to be true and correct (individually or in the aggregate) would not have a Material Adverse Effect on the Company.

      6.2 Performance of Covenants. All of the covenants and obligations that the Company and the Signing Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

      6.3 Dissenters' Rights. At the Scheduled Closing Date, no more than 5% of the Company Common Stock outstanding as of the Effective Time shall be eligible to be "dissenting shares" within the meaning of Section 1300(b) of the CCC and the Company shall have delivered proper notice to the holders of such "dissenting shares" as required by the CCC.

      6.4 Shareholder Approval. The issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

      6.5 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

      6.6 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

            (a) Affiliate Agreements in the form of EXHIBIT C, executed by Andre Hedrick and Greg Yamamoto and by any other Person who could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act;

            (b) Noncompetition Agreements in the form of EXHIBIT D, executed by each of the employee-shareholders of the Company as of the Closing Date;

            (c) The Escrow Agreement in the form of EXHIBIT F, executed by the Shareholders' Agent (as defined in Section 2 of the Shareholder Agreement) and the Escrow Agent;

            (d) The Shareholder Agreement in the form of EXHIBIT G, executed by Parent and each shareholder of the Company (the "Shareholder Agreement");

            (e) a Release in the form of EXHIBIT E, executed by the Signing Shareholders and of the other shareholders of the Company;

            (f) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by each of the current employees of the Company;

            (g) a certificate executed on behalf of the Company by its President, certified as to the President's title by its Secretary, certifying that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and certifying that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.8, 6.10, 6.11 and 6.12 have been duly satisfied (the "Company Closing Certificate");

            (h) a legal opinion of Orrick, Herrington & Sutcliffe LLP, dated as of the Closing Date, containing the opinions delivered to Parent prior to the date hereof;

            (i) written resignations of all directors of the Company, effective as of the Effective Time; and

            (j) offer letters for employment with Parent, effective as of the Effective Time, executed by each of the Signing Shareholders.

      6.7 Questionnaires. Parent, or its counsel, shall have received a Selling Stockholder Questionnaire and an Investor Questionnaire from each of the shareholders of the Company.

      6.8 FIRPTA Compliance. The Company shall have filed with the IRS the notification referred to in Section 5.8(a).

      6.9 Financing. Parent shall have entered into a binding financing agreement or agreements pursuant to which Parent shall be entitled to receive at least $5,000,000 in aggregate gross proceeds (the "Parent Financing Agreement") in connection with or immediately following the Closing (performance of which agreement is subject only to the condition that the Closing shall have occurred).

      6.10 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

      6.11 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Entity.

      6.12 No Material Adverse Effect. There shall have been no Material Adverse Effect on the Company, and no event shall have occurred or circumstances exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Material Adverse Effect on the Company.

      6.13 Amendment of Pelco Agreement. The Company shall have amended its existing agreement with Pelco in form and substance reasonably acceptable to Parent.

      6.14 Audited Financial Statements. Parent shall have received a complete copy of the audited financial statements of the Company described in Section 2.4(a)(i) of this Agreement, including the notes thereto and the unqualified report and opinion of BDO Seidman, LLP relating thereto.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

      The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

      7.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), shall be accurate in all respects when made and as of the Scheduled Closing Time as if made at the Scheduled Closing Time (except to the extent such representations and warranties speak as of a specified date other than the date made or the Scheduled Closing Time, and without giving effect to any update to the Disclosure Schedule), except where the failure of such representations and warranties to be true and correct (individually or in the aggregate) would not have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

      7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

      7.3 Shareholder Approval. The issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

      7.4 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

            (a) a certificate executed on behalf of Parent by its President and its Secretary certifying that each of the representations and warranties set forth in Section 3 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.5, 7.6, 7.7 and 7.8 have been duly satisfied (the "Parent Closing Certificate"); and

            (b) a written notice in the name of each holder of an assumed Company Option setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option;

            (c) the Escrow Agreement, executed by Parent and the Escrow Agent;

            (d) the Shareholder Agreement, executed by Parent;

            (e) certificates representing the Applicable Fraction of shares of Parent Common Stock in the names of each the Signing Shareholders with respect to the shares to be delivered to the Signing Shareholders in connection with the Closing and the shares to be delivered to the Escrow Agent in accordance with
Section 1.10; and

            (f) offer letters for employment with Parent to Andre Hedrick, Greg Yamamoto, Nick Bellinger, Leo Fang and Chris Short, effective as of the Effective Time, executed by Parent and in accordance with the terms and conditions of Section 5.11(a).

      7.5 Financing. Parent shall have entered into the Parent Financing Agreement, and shall have provided an executed copy of the Parent Financing Agreement (and all exhibits thereto) to the Company.

      7.6 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by the Signing Shareholders of any material right pertaining to their ownership of stock of Parent.

      7.7 No Material Adverse Effect. There shall have been no Material Adverse Effect on Parent, and no event shall have occurred or circumstances exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Material Adverse Effect on Parent.

      7.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 8. TERMINATION

      8.1 Termination Events. This Agreement may be terminated prior to the
Closing:

            (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company);

            (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company or any of the Signing Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

            (c) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

            (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

            (e) by Parent if the Closing has not taken place on or before July 31, 2005 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement or in any other agreement or instrument delivered to the Company);

            (f) by the Company if the Closing has not taken place on or before July 31, 2005 (other than as a result of the failure on the part of the Company or any of the Signing Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

            (g) by the mutual consent of Parent and the Company.

      8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

      8.3 Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.4.

SECTION 9. INDEMNIFICATION, ETC.

      9.1 Survival of Representations, Etc.

            (a) The representations and warranties made by the Company and the Signing Shareholders in Section 2 (other than Sections 2.3 and 2.19) and in the Company Closing Certificate shall survive the Closing and shall expire on the first anniversary of the Closing Date, the representations and warranties made by the Company and the Signing Shareholders in Section 2.3 shall survive the Closing and shall expire on the fifth anniversary of the Closing Date and the representations and warranties made by the Company and the Signing Shareholders in Section 2.19 shall survive the Closing and shall expire on the third anniversary of the Closing Date; provided, however, that if, at any time prior to the first, third or fifth anniversary of the Closing Date, as applicable, any Parent Indemnitee (acting in good faith) delivers to the Shareholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of such representations and warranties (and setting forth in reasonable detail the basis for such Parent Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive such anniversary of the Closing until such time as such claim is fully and finally resolved.

            (b) All representations and warranties made by Parent and Merger Sub in Section 3 shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Shareholder Indemnitee (acting in good faith) delivers to Parent a written notice alleging the existence of an inaccuracy in or a breach of any of such representations and warranties (and setting forth in reasonable detail the basis for such Shareholder Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.

            (c) The representations, warranties, covenants and obligations of the Company and the Signing Shareholders, on the one hand, and Parent and Merger Sub on the other, and the rights and remedies that may be exercised by the applicable Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the applicable Indemnitees or any of their Representatives.

            (d) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Selling Shareholders in this Agreement.

      9.2 Indemnification by Signing Shareholders and by Parent.

            (a) From and after the Effective Time (but subject to Section 9.1(a)), the shareholders of the Company immediately prior to the Closing (the "Company Shareholders"), jointly and severally (except with respect to claims under notices delivered following the first anniversary of the Closing Date, for which indemnification shall be several and not joint) but subject to the limitations set forth in this Section 9, shall hold harmless and indemnify each of the Parent Indemnitees from and against, and shall compensate and reimburse each of the Parent Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Parent Indemnitees or to which any of the Parent Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Disclosure Schedule); (ii) any inaccuracy in or breach of any representation or warranty set forth in Section 2 as if such representation and warranty had been made on and as of the Closing Date (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Disclosure Schedule); (iii) any breach of or failure to comply with any covenant or obligation of the Company or any of the Signing Shareholders (including the covenants set forth in Sections 1, 4 and 5); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Parent Indemnitee for the purpose of enforcing any of its rights under this Section 9).

            (b) From and after the Effective Time (but subject to Section 9.1(a)), Parent and the Surviving Entity, jointly and severally, shall hold harmless and indemnify each of the Shareholder Indemnitees from and against, and shall compensate and reimburse each of the Shareholder Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Shareholder Indemnitees or to which any of the Shareholder Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3 as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Disclosure Schedule); (ii) any inaccuracy in or breach of any representation or warranty set forth in Section 3 as if such representation and warranty had been made on and as of the Closing Date (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Disclosure Schedule); (iii) any breach of or failure to comply with any covenant or obligation of Parent, Merger Sub or the Surviving Entity (including the covenants set forth in Sections 1, 4 and 5); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Shareholder Indemnitee for the purpose of enforcing any of its rights under this Section 9).

            (c) If the Surviving Entity suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation solely with respect to matters prior to the Effective Time, then (without limiting any of the rights of the Surviving Entity as a Parent Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Entity, to have incurred Damages as a result of and in connection with such inaccuracy or breach prior to the Effective Time.

            (d) Following the Effective Time, the indemnification provisions of this Section 9.2 shall be the sole and exclusive remedies of Parent, the Surviving Entity and the Company Shareholders for any breach by the other party of the representations and warranties in this Agreement, except that the foregoing limitation shall not apply to any such breach arising directly or indirectly from any circumstance involving fraud or intentional misrepresentation.

            (e) The maximum liability of each Company Shareholder under Section 9.2(a) (except as set forth in the following sentence) shall be equal to such Company Shareholder's pro rata portion of the Escrow Shares. The maximum liability of each Signing Shareholder under Section 9.2(a) for breaches by the Company or the Signing Shareholders of Sections 2.3, 4.3 and 5.3 shall be equal to the total number of shares to which such Signing Shareholder was entitled based on the conversion of the Company Common Stock listed on EXHIBIT A hereto pursuant to Section 1.5(a)(i) of this Agreement (which consideration is payable as described in Section 9.3) and the maximum liability of each Signing Shareholder under Section 9.2(a) for breaches by the Company and the Signing Shareholders of Section 2.19 shall be equal to the shares received by such Signing Shareholder from the escrow pursuant to the Escrow Agreement; provided, however, the limitations on the liability of the Signing Shareholders contained in this sentence and the previous sentence shall not apply to any such breach arising directly or indirectly from any circumstance involving fraud or an intentional misrepresentation on the part of the Company or the Signing Shareholders.

            (f) No Parent Indemnitee shall be entitled to seek indemnification hereunder for Damages until the aggregate of all Damages under this Agreement payable to such Parent Indemnitees (in the aggregate) exceeds $25,000 (the "Threshold"); after which time the Parent Indemnitees may seek recovery from the first dollar and not merely the amounts in excess of the Threshold. No Shareholder Indemnitee shall be entitled to seek indemnification hereunder for Damages until the aggregate of all Damages under this Agreement payable to all Shareholder Indemnitees exceeds the Threshold; after which time the Shareholder Indemnitees may seek recovery from the first dollar and not merely the amounts in excess of the Threshold. Notwithstanding the foregoing, the Threshold shall not apply to Damages involving fraud or an intentional misrepresentation, a breach of covenants in this Agreement or a breach of Sections 2.3, 2.19, 4.3 or
5.3 of this Agreement, in which case Shareholder Indemnitees or the Parent Indemnitees, as the case may be, shall be entitled to seek indemnification hereunder for Damages from the first dollar.

            (g) Parent, the Surviving Entity, the Company and the Signing Shareholders and their respective affiliates (including all Indemnitees) shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

      9.3 Satisfaction of Indemnification Claim. In the event any Company Shareholder shall have any liability (for indemnification or otherwise) to any Parent Indemnitee under this Section 9, such liability shall be satisfied by delivering to such Parent Indemnitee the number of shares of Parent Common Stock determined by dividing (a) the aggregate dollar amount of such liability by (b) the Designated Parent Stock Price (as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent between the Effective Time and the date such liability is satisfied). Notwithstanding the foregoing, in the event of a breach of Section 2.3, 2.19, 4.3 or 5.3 for which notice is delivered by Parent following the first anniversary of the Closing or for which the Escrow Shares are insufficient to satisfy the indemnification liability, the liability shall be satisfied by delivering to the Parent Indemnitee, at the option of each of the Signing Shareholders in his sole discretion, either (i) cash in the aggregate dollar amount of such liability or (ii) (A) such number of shares of Parent Common Stock held by such Signing Shareholder at the time of such delivery equal to the amount of such liability divided by the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq SmallCap Market for each of the 10 consecutive trading days immediately preceding the date of such notice plus (B) to the extent the total number of shares delivered pursuant to clause (A) is insufficient to satisfy such liability, cash, except that in no event shall the payments required by this clause (ii) exceed the value of the shares of Parent Common Stock held by such Signing Shareholder plus the gross proceeds received by the Signing Shareholder upon his sale of Parent Common Stock, net of (x) income taxes paid by the Signing Shareholder in respect of his sale of Parent Common Stock plus (y) income taxes payable upon the delivery of shares to the Parent Indemnitee pursuant to (A) above.

      9.4 No Contribution. Each Company Shareholder, by virtue of its approval of this Agreement, waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Entity in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Company Closing Certificate.

      9.5 Interest. Any Person who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9 with respect to any Damages shall also be liable to such Indemnitee for interest, payable as described in the last sentence of Section 9.3), on the amount of such Damages (for the period commencing as of the date on which such Person first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Person to such Indemnitee is fully satisfied by such Person) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

      9.6 Defense of Third Party Claims.

            (a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Entity, against Parent or against any other Person) with respect to which any of the Parent Indemnitees may be entitled to indemnification or any other remedy pursuant to this Section 9, Parent shall promptly give the Shareholders' Agent and the Escrow Agent written notice (a "Claim Notice") of such claim (a "Claim") or Legal Proceeding; provided, however, that any failure on the part of Parent to so notify the Shareholders' Agent shall not limit any of the Parent Indemnitees' rights to indemnification under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). Parent shall have the right, at its election, to proceed with the defense of such Claim or Legal Proceeding on its own. If Parent proceeds with the defense of any such Claim or Legal Proceeding, it shall so notify the Shareholders' Agent in the Claim Notice. If Parent makes the foregoing election, the Shareholders' Agent will have the right to participate at its own expense in all proceedings and will provide the Shareholders' Agent with reasonable access to all relevant information and documentation relating to the Claim or Legal Proceeding, and the prosecution or defense thereof. If the Shareholders' Agent acknowledges in writing the obligation of the Shareholders of the Company to indemnify Parent hereunder against any Damages arising out of such Claim or Legal Proceeding, all reasonable and documented third-party expenses relating to the defense of such Claim or Legal Proceeding shall be recovered by Parent by having Parent and the Shareholders' Agent instruct the Escrow Agent to release to Parent that number of Escrow Shares, to the extent available, equal in value (as determined in accordance with the terms and conditions of the Escrow Agreement) to the aggregate amount of such expenses. Such recovery shall be made from Escrow Shares on a basis proportional to the Escrow Shares contributed under the Escrow Agreement by or on behalf of each Company Shareholder. Notwithstanding the foregoing, in the event the Claim or Legal Proceeding relates to a breach of
Section 2.3, 2.19, 4.3 or 5.3 of this Agreement, if no Escrow Shares are available Parent shall be entitled to receive reimbursement from Signing Shareholders as provided in the last sentence of Section 9.3.

            (b) Within ten days of delivery of the Claim Notice, if Parent has not elected to proceed with the defense of such Claim or Legal Proceeding on its own, the Shareholders' Agent may elect (by written notice delivered to Parent) to take all necessary steps properly to contest any Claim or Legal Proceeding involving third parties or to prosecute such Claim or Legal Proceeding to conclusion or settlement. If the Shareholders' Agent makes the foregoing election, a Parent Indemnitee will have the right to participate at its own expense in all proceedings. If the Shareholders' Agent does not make such election within such period or fails to diligently contest such Claim or Legal Proceeding after such election, then the Parent Indemnitee shall handle the prosecution or defense of any such Claim or Legal Proceeding, and will take all necessary steps to contest the Claim or Legal Proceeding involving third parties or to prosecute such Claim or Legal Proceeding to conclusion or settlement, and will notify the Shareholders' Agent of the progress of any such Claim or Legal

Proceeding, will permit the Shareholders' Agent, at the sole cost of the Shareholders' Agent, to participate in such prosecution or defense and will provide the Shareholders' Agent with reasonable access to all relevant information and documentation relating to the Claim or Legal Proceeding and the prosecution or defense thereof. If Parent proceeds with the defense of any such Claim or Legal Proceeding in these circumstances, all Parent's reasonable, documented, third-party expenses relating to the defense of such Claim or Legal Proceeding shall be recovered by obtaining that number of Escrow Shares, to the extent available, equal in value (as determined in accordance with the terms and conditions of the Escrow Agreement) to the aggregate amount of such expenses. Such recovery shall be made from the Escrow Shares on a basis proportional to the Escrow Shares contributed under the Escrow Agreement by or on behalf of each Company Shareholder.

            (c) Neither party will compromise or settle any such Claim or Legal Proceeding without the written consent of either Parent (if the Shareholders' Agent defends the Claim or Legal Proceeding) or the Shareholders' Agent (if Parent or other Parent Indemnitees defend the Claim or Legal Proceeding), such consent not to be unreasonably withheld, conditioned or delayed. In any case, the party not in control of the Claim or Legal Proceeding will cooperate with the other party in the conduct of the prosecution or defense of such Claim or Legal Proceeding.

      9.7 Exercise of Remedies by Indemnitees. No Parent Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy. No Shareholder Indemnitee shall be permitted to assert any indemnification claim or exercise any remedy under this Agreement unless the Shareholders' Agent shall have consented to the assertion of such indemnification claim or the exercise of such other remedy. 9.8 Escrow Fund. Each shareholder of the Company receiving Parent Common Stock in the Merger will be deemed to have received and deposited with the Escrow Agent the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Company after the Effective Time of the Merger with respect to the Escrow Amount) for purposes of satisfying any indemnification claims made pursuant to this Section 9. The Escrow Shares will be deposited with and will be held by an institution mutually acceptable to Company and the Shareholders' Agent, such deposit to constitute an escrow fund to be governed by the terms set forth in the Escrow Agreement. Payment of any amounts in respect of the Company Shareholders' indemnity obligations pursuant to this Section 9 shall first be taken from the Escrow Shares as set forth in the Escrow Agreement.

SECTION 10. MISCELLANEOUS PROVISIONS

      10.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

      10.2 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by or on behalf of such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement

(including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, (d) the preparation and audit of the Company's financial statements conducted by Parent and Representatives of Parent, and (e) the consummation of the Merger.

      10.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      10.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Parent:             SBE, Inc.
                                            Attn:  David Brunton
                                            2305 Camino Ramon
                                            Suite 200
                                            San Ramon, CA 94583
                                            Facsimile: (925) 355-2041

                  with copy to:             Cooley Godward LLP
                                            Attn:  Jodie Bourdet
                                            One Maritime Plaza, 20th Floor
                                            San Francisco, CA 94111
                                            Facsimile: (415) 951-3699

                  if to the Company
                  or the Signing
                  Shareholders:             PyX Technologies, Inc.
                                            Attn:  Greg Yamamoto
                                            2305 Camino Ramon, Suite 210
                                            San Ramon, CA  94583
                                            Facsimile:  (408) 354-7335

                  with copy to:             Orrick, Herrington & Sutcliffe LLP
                                            Attn:  Jim Black
                                            405 Howard Street
                                            San Francisco, CA 94105
                                            Facsimile: (415) 773-5759

      10.5 Time of the Essence. Time is of the essence of this Agreement.

      10.6 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      10.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

      10.8 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

      10.9 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Signing Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's shareholders (to the extent set forth in Section 1.5); the holders of assumed Company Options (to the extent set forth in Section 1.6); Parent; Merger Sub; the other Indemnitees (subject to Section 9.7); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

      10.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

      10.11 Waiver.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      10.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

      10.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

      10.14 Parties in Interest. Except for the provisions of Sections 1.5, 1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

      10.15 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that (a) the Confidentiality Agreement executed on behalf of Parent and the Company on February 11, 2005 shall not be superseded by this Agreement and shall remain in effect until the date on which such Confidentiality Agreement is terminated in accordance with its terms and (b) paragraphs 7 through 11 of the Term Sheet, executed by Parent and the Company on February 7, 2005, shall remain in effect until such paragraphs are terminated in accordance with the terms of the Term Sheet. Each of the Signing Shareholders will abide by the obligations of the Company under the Confidentiality Agreement.

      10.16 Construction.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

      The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                      SBE, INC.,
                                      a Delaware corporation

                                      By: /s/ Dan Grey


                                      PYX ACQUISITION SUB, LLC,
                                        a California limited liability company

                                      By: /s/ Dan Grey
                                          ------------------------------------


                                      PYX TECHNOLOGIES, INC.,
                                        a California corporation

                                      By: /S/ Greg Yamamoto
                                          ------------------------------------



                                      /s/ Andre Hedrick
                                      ----------------------------------------
                                      ANDRE HEDRICK


                                      /S/ NICK BELLINGER
                                      ----------------------------------------
                                      NICK BELLINGER

                                    EXHIBIT A

                              SIGNING SHAREHOLDERS




NAME                    Shares of Company Common Stock
----                    ------------------------------
Andre Hedrick                      3,200,000
Nick Bellinger                     750,000
TOTAL:

                                    EXHIBIT B

                               CERTAIN DEFINITIONS

      For purposes of the Agreement (including this EXHIBIT B):

      Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

            (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

            (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

            (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

      Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this EXHIBIT B is attached (including the Disclosure Schedule), as it may be amended from time to time.

      COBRA. "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      Company Affiliate. "Company Affiliate" shall mean any Person under common control with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

      Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

      Company Employee. "Company Employee" shall mean any current or former employee, independent contractor or director of the Company or any Company Affiliate.

      Company Employee Agreement. "Company Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between the Company or any Company Affiliate and any Company Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Company Employee which is terminable "at will" without any obligation on the part of the Company or any Company Affiliate to make any payments or provide any benefits in connection with such termination.

      Company Employee Plan. "Company Employee Plan" shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any Company Employee, or with respect to which the Company or any Company Affiliate has or may have any liability or obligation, except such definition shall not include any Company Employee Agreement.

      Company IP. "Company IP" shall mean all Intellectual Property Rights and Intellectual Property in which the Company has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

      Company IP Contract. "Company IP Contract" shall mean any Contract to which the Company is or was a party or by which the Company is or was bound, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company IP or any Intellectual Property developed by, with or for the Company.

      Company Pension Plan. "Company Pension Plan" shall mean each Company Employee Plan that is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

      Company Software. "Company Software" shall mean any software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by the Company at any time (other than non-customized third-party software licensed to the Company for internal use on a non-exclusive basis).

      Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

      Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

      Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

      Designated Parent Stock Price. "Designated Parent Stock Price" shall have the meaning given to such term in Section 1.8(c).

      Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Signing Shareholders.

      DOL. "DOL" means the United States Department of Labor.

      Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

      ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      FMLA. "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

      Foreign Plan. "Foreign Plan" shall mean: (i) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body other than the United States; (ii) any Company Employee Plan maintained or contributed to by the Company or any Company Affiliate that is not subject to United States law; and (iii) any Company Employee Plan that covers or has covered Company Employees whose services are performed primarily outside of the United States.

      Government Bid. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

      Government Contract. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

      Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

      Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

      HIPAA. "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

      Indemnitees. "Indemnitees" shall mean the Parent Indemnitees and the Shareholder Indemnitees.

      Intellectual Property. "Intellectual Property" shall mean algorithms, APIs, apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

      Intellectual Property Rights. "Intellectual Property Rights" shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (A) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (B) trademark and trade name rights and similar rights; (C) trade secret rights; (D) patent and industrial property rights; (E) other proprietary rights in Intellectual Property; and (F) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(A)" through "(E)" above.

      IRS. "IRS" shall mean the United States Internal Revenue Service.

      Knowledge. "Knowledge" with respect to the Company and the Signing Shareholders shall mean the actual knowledge of Andre Hedrick, Greg Yamamoto, Nick Bellinger, Leo Fang or Chris Short of a particular fact or other matter.

      Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

      Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

      Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on a person if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the person's Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the person's business, condition, assets, liabilities, operations, financial performance or prospects.

      Parent Indemnitees. "Parent Indemnitees" shall mean (a) Parent; (b) Parent's current and future affiliates (including the Surviving Entity); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

      Person. "Person" shall mean any individual, Entity or Governmental Body.

      Registered IP. "Registered IP" shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

      Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

      SEC. "SEC" shall mean the United States Securities and Exchange
Commission.

      Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

      Shareholder Indemnitees. "Shareholder Indemnitees" shall mean (a) each shareholder of the Company immediately prior to the Effective Time; (b) the respective Representatives of the Persons referred to in clauses "(a)" above; and (c) the respective successors and assigns of the Persons referred to in clauses "(a)" and "(b)" above.

      Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff or duty (including any customs duty), and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

      Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

================================================================================

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                                   SBE, INC.,
                             a Delaware corporation;


                            PYX ACQUISITION SUB, LLC,
                     a California limited liability company;


                             PYX TECHNOLOGIES, INC.,
                            a California corporation;


                                       and


                 CERTAIN SHAREHOLDERS OF PYX TECHNOLOGIES, INC.,





                           ---------------------------

                           Dated as of March 28, 2005
                           ---------------------------



================================================================================

EXHIBIT C

                            NONCOMPETITION AGREEMENT

      THIS NONCOMPETITION AGREEMENT is being executed and delivered as of _______, 2005 by [ ] ("Shareholder") in favor of, and for the benefit of: SBE, Inc., a Delaware corporation ("Parent"); PyX Technologies, Inc., a California corporation (together with its subsidiaries, the "Company"); and the other "Indemnitees" (as hereinafter defined). Certain capitalized terms used in this Noncompetition Agreement are defined in Section 19. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Merger Agreement (as defined below).

                                    RECITALS

      A. As a shareholder and employee of the Company, Shareholder has obtained extensive and valuable knowledge and confidential information concerning the businesses of the Company.

      B. Parent, the Company and PyX Acquisition Sub, LLC, a California limited liability company, the sole member of which is Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger and Reorganization dated as of March 28, 2005 (the "Merger Agreement"), providing for the merger of the Company into Merger Sub (the "Merger"). The Merger Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the common stock of the Company ("Company Common Stock") will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of Company Common Stock, and (ii) the Company will cease to exist, and Parent will continue as the sole member of Merger Sub.

      C. As a condition to consummating the transactions contemplated by the Merger Agreement, and to enable Parent to secure more fully the benefits of the Merger, including the acquisition of the goodwill of the company, Parent has required that Shareholder enter into this Noncompetition Agreement and Shareholder is entering into this Noncompetition Agreement in order to induce Parent to consummate the transactions contemplated by the Merger Agreement.

      D. Parent, the Company and Parent's other subsidiaries have conducted and are conducting their respective businesses on a national basis.


                                    AGREEMENT

In order to induce Parent to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, Shareholder agrees as follows:

      1. Restriction on Competition. Shareholder agrees that, during the Noncompetition Period, Shareholder shall not:

            (a) engage directly or indirectly in Competition in any Restricted Territory; or

            (b) directly or indirectly be or become an officer, director, shareholder, owner, co-owner, partner, employee, agent, consultant, advisor or manager of, for or to, or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory;

provided, however, that Shareholder may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by Shareholder represent less than five percent of the total number of shares of such corporation's capital stock outstanding, and (iii) Shareholder is not otherwise associated directly or indirectly with such corporation.

      2. No Hiring or Solicitation of Employees. Shareholder agrees that, during the Noncompetition Period, Shareholder shall not, directly or indirectly: (a) hire any Specified Employee, or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Shareholder's own behalf or on behalf of any other Person) any Specified Employee to leave his or her employment with Parent, the Company or any of Parent's other subsidiaries. For purposes of this Section 2, "Specified Employee" shall mean any individual who is an employee of the Company at any time during Shareholder's employment with the Company or, to such Shareholder's actual knowledge, at any time thereafter during the Noncompetition Period.

      3. Confidentiality. Shareholder agrees that he shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Noncompetition Period) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than Parent or the Company), except in the performance of his obligations as an employee or consultant of Parent or the Company or as may be required by law or binding court order. If there is a conflict between this confidentiality provision and the terms and conditions of any other confidentiality provision between Parent or the Company, on the one hand, and Shareholder on the other hand, these confidentiality provisions shall govern; provided, however, that nothing in this Noncompetition Agreement shall have any effect on the provisions of any employee proprietary information agreement executed and delivered by Shareholder in favor of the Company or Parent.

      4. Representations and Warranties. Shareholder represents and warrants, to and for the benefit of the Indemnitees, that: (a) he has full power and capacity to execute and deliver, and to perform all of his obligations under, this Noncompetition Agreement; and (b) neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which Shareholder may be bound, or (ii) any law, rule or regulation. Shareholder's representations and warranties shall survive the expiration of the Noncompetition Period for an unlimited period of time.

      5. Specific Performance. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Noncompetition Agreement, each of Parent, the Company and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and Shareholder irrevocably waives any right he may have to require any Indemnitee to obtain, furnish or post any such bond or similarly instrument.

      6. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, Shareholder shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys'

fees), charge or expense (whether or not relating to any third-party claim) that is directly or indirectly suffered or incurred at any time (whether during or after the Noncompetition Period) by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time (whether during or after the Noncompetition Period), and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Noncompetition Agreement, or
(b) any failure on the part of Shareholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Noncompetition Agreement.

      7. Non-Exclusivity. The rights and remedies of Parent, the Company and the other Indemnitees under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent, the Company and the other Indemnitees under this Noncompetition Agreement, and the obligations and liabilities of Shareholder under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of Shareholder's obligations, or the rights or remedies of Parent, the Company or any of the other Indemnitees, under the Merger Agreement; and nothing in the Merger Agreement shall limit any of Shareholder's obligations, or any of the rights or remedies of Parent, the Company, or any of the other Indemnitees, under this Noncompetition Agreement. Except as specifically provided in this Noncompetition Agreement, no breach on the part of Parent, the Company or any other party of any covenant or obligation contained in the Merger Agreement or any other agreement shall limit or affect any right or remedy of Parent, the Company or any of the other Indemnitees under this Noncompetition Agreement.

      8. Severability. Any term or provision of this Noncompetition Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Noncompetition Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

      9. Governing Law; Venue.

            (a) This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

            (b) Any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement may be brought or otherwise commenced in any state or federal court located in the County of Contra Costa, California. Shareholder:

            (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Contra Costa, California (and each appellate court located in the State of California), in connection with any such legal proceeding;

            (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth on the signature page of this Noncompetition Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding (it being understood that nothing in this Section 9(b)(ii) shall affect the right of any party to serve process in any other manner permitted by law);

            (iii) agrees that each state and federal court located in the County of Contra Costa, California, shall be deemed to be a convenient forum; and

            (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Contra Costa, California, any claim that Shareholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Noncompetition Agreement or the subject matter of this Noncompetition Agreement may not be enforced in or by such court.

Nothing contained in this Section 9 shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against Shareholder in any other forum or jurisdiction.

      10. Waiver. No failure on the part of Parent, the Company or any other Indemnitee to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of Parent, the Company or any other Indemnitee in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Noncompetition Agreement, or any power, right, privilege or remedy of such Indemnitee under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      11. Successors and Assigns. Each of Parent, the Company and the other Indemnitees may freely assign any or all of its rights under this Noncompetition Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of Shareholder or of any other Person. This Noncompetition Agreement shall be binding upon Shareholder and his heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of Parent, the Company and the other Indemnitees.

      12. Further Assurances. Shareholder shall (at Shareholder's sole expense) execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall (at Shareholder's sole expense) take such other actions, as such Indemnitee may reasonably request at any time (whether during or after the Noncompetition Period) for the purpose of carrying out or evidencing any of the provisions of this Noncompetition Agreement.

      13. Attorneys' Fees. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      14. Captions. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

      15. Construction. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" are intended to refer to Sections of this Noncompetition Agreement.

      16. Survival of Obligations. Except as specifically provided herein, the obligations of Shareholder under this Noncompetition Agreement (including his obligations under Sections 3, 6 and 12) shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve Shareholder of any obligation or liability arising from any prior breach by Shareholder of any provision of this Noncompetition Agreement.

      17. Obligations Absolute. Shareholder's obligations under this Noncompetition Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of Parent, the Company, any other Indemnitee or any other Person) of any provision of the Merger Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of Parent, the Company, any other Indemnitee or any other Person.

      18. Amendment. This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Shareholder, Parent (or any successor to Parent) and the Company (or any successor to the Company).

      19. Defined Terms. For purposes of this Noncompetition Agreement:

            (a) "Cause" for Shareholder's termination shall mean:

            (i) Shareholder has materially breached this Noncompetition Agreement or any other written agreement between Shareholder and Parent or the Company, including any applicable employee proprietary information agreement;

            (ii) Shareholder (A) has failed to follow specific directions of Parent's Board of Directors, Chief Executive Officer or Chief Financial Officer, and such failure to follow direction represents a failure to perform duties required by Shareholder's position with Parent or causes material harm to Parent, or (B) has engaged in gross neglect of his duties as an employee of Parent, which neglect or failure to follow direction has not been corrected within 10 days after delivery of written notice to Shareholder describing in detail the gross neglect or failure to follow specific directions;

            (iii) Shareholder has committed an act of gross negligence or gross misconduct, including, without limitation, Shareholder's theft, misuse or unauthorized disclosure of material proprietary information; and

            (iv) Shareholder is convicted of or has entered a plea of nolo contendere to a felony or a crime involving moral turpitude.

            (b) "Competing Product" means any: (i) iSCSI software or similar product; (ii) product, equipment, device or system that has been designed, developed, manufactured, assembled, promoted, sold, supplied, distributed, resold, installed, supported, maintained, repaired, refurbished, licensed, sublicensed, financed, leased or subleased by or on behalf of the Company (or any predecessor of the Company) at any time on or prior to this date of this Noncompetition Agreement; (iii) storage or network product, equipment, device or system that is designed, developed, manufactured, assembled, promoted, sold, supplied, distributed, resold, installed, supported, maintained, repaired, refurbished, licensed, sublicensed, financed, leased or subleased by or on behalf of Parent or the Company at any time while Shareholder is employed by the Company; or (iv) product, equipment, device or system that is substantially the same as, incorporates, is a material component or part of, is based upon, is functionally similar to or competes in any material respect with any product, equipment, device or system of the type referred to in clause "(i)", clause "(ii)" or clause "(iii)" of this sentence.

            (c) "Competing Service" means any: (i) service that has been provided, performed or offered by or on behalf of the Company (or any predecessor of the Company) at any time on or prior to the date of this Noncompetition Agreement; (ii) service that is provided, performed or offered by Parent or the Company at any time while Shareholder is employed by the Company;
(iii) service that facilitates, supports or otherwise relates to the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (iv) service that is substantially the same as, is based upon or competes in any material respect with any service referred to in clause "(i)", clause "(ii)" or clause "(iii)" of this sentence.

            (d) A Person shall be deemed to be engaged in "Competition" if: (i) such Person or any of such Person's subsidiaries is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (ii) such Person or any of such Person's subsidiaries is engaged directly or indirectly in providing, performing or offering any Competing Service; provided, however that in no event shall a Person be deemed to be engaged in Competition solely by virtue of such Person being a customer or supplier of Parent.

            (e) "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to Parent, the Company or any of Parent's other subsidiaries or relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of Parent, the Company or any of Parent's other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that "Confidential Information" shall not be deemed to include information (i) of the Company that was already publicly known and in the public domain prior to the time of its initial disclosure to Shareholder (ii) that is or becomes generally available to the public other than as a result of disclosure by Shareholder, (iii) that becomes available to Shareholder on a non-confidential basis from a source other than the Company or Parent and (iv) open-source disclosures to open-source licensees of the type made by the Company in accordance with past practices of the Company.

            (f) "Good Reason" means:

            (i) Without Shareholder's consent, the assignment to the Shareholder of any duties materially inconsistent with those required by the Shareholder's position, duties, responsibilities and status with Parent as set forth in Shareholder's offer letter from Parent attached hereto (the "Offer Letter") (it being agreed that, in the case of a promotion, the acceptance of such position shall be deemed the Shareholder's consent under this clause (i), and that in any other case, the failure to resign from Parent within 30 days after such assignment shall be deemed the Shareholder's consent under this clause (i));

            (ii) Without Shareholder's consent, a reduction by Parent of the Shareholder's base salary specified in the Offer Letter (it being agreed that a failure to resign from Parent within 30 days after such reduction shall be deemed the Shareholder's consent under this clause (ii));

            (iii) Parent requiring Shareholder to be based anywhere other than within 40 miles from the current principal offices of Parent, except for required travel on the Company's, Parent's or an affiliate's business to an extent substantially consistent with the Shareholder's present business travel obligations; or

            (iv) Any other material breach by Parent of this Noncompetition Agreement or any other written agreement between Shareholder and Parent or the Company, including any applicable employee proprietary information agreement.

            (g) "Indemnitees" shall include: (i) Parent; (ii) the Company and
(iii) the successors and assigns of each of the Persons referred to in clauses "(i)", "(ii)" and "(iii)" of this sentence.

            (h) "Noncompetition Period" shall mean the period commencing on the date of this Noncompetition Agreement and ending on the earliest of: (i) in the event such Shareholder accepts employment with Parent on the Closing Date, the earlier of (A) in the event of termination by Parent of Shareholder's employment with Parent without Cause or a resignation by Shareholder of his employment with Parent for Good Reason, the one year anniversary of the date of such termination of employment with Parent, and (B) in the event of Shareholder's termination of his employment with Parent for any reason other than Good Reason, the three year anniversary of the date of Shareholder's termination of employment with Parent,
(ii) in the event of a material breach by Parent or the Surviving Entity of any provision of the Merger Agreement, the Shareholders' Agreement (as defined in the Merger Agreement) or this Noncompetition Agreement, the date of such material breach and (iii) the five year anniversary of the date of this Noncompetition Agreement.

            (i) "Person" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

            (j) "Restricted Territory" means each county or similar political subdivision of each State of the United States of America (including each of the counties in the State of California), and each State, territory or possession of the United States of America.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Shareholder has duly executed and delivered this Noncompetition Agreement as of the date first above written.



                                     __________________________________________
                                     [Name of Shareholder]

                                     Address: _________________________________
                                              _________________________________
                                              _________________________________
                                     Telephone No.: ( )________________________
                                     Facsimile: ( )____________________________

EXHIBIT G


                              SHAREHOLDER AGREEMENT


      THIS SHAREHOLDER AGREEMENT is entered into as of ________________, 2005, by and among SBE, INC., a Delaware corporation ("Parent"), and each of the shareholders of the Company (as defined below) (referred to hereinafter as the "Shareholders" and each individually as a "Shareholder").


                                    RECITALS

      A. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of March 28, 2005 (the "Merger Agreement"), among Parent, PyX Acquisition Sub, LLC, a California limited liability company, the sole member of which is Parent ("Merger Sub"), and PyX Technologies, Inc., a California corporation (the "Company"), it is contemplated that (i) the Company will merge with and into Merger Sub (the merger of the Company with and into Merger Sub being referred to in this Shareholder Agreement as the "Merger") with the Company ceasing to exist, and Parent continuing as the sole member of Merger Sub, (ii) the Company's stockholders will receive shares of common stock, $0.001 par value per share, of Parent ("Parent Common Stock") in exchange for their shares of common stock, $0.001 par value per share, of the Company ("Company Common Stock") and
(iii) any outstanding options to purchase Company Common Stock will be converted into options to purchase Parent Common Stock in accordance with the Merger Agreement.

      B. Parent's obligations in the Merger Agreement are conditioned upon the execution and delivery of this Shareholder Agreement by each Shareholder.

      C. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement.

                                    AGREEMENT


      Parent and Shareholders, intending to be legally bound, agree as follows:


SECTION 1. CONSENT OF SHAREHOLDER.

      1.1 Consent. Pursuant to Section 603 of the CCC, each Shareholder, with respect to all the shares of Company Common Stock owned of record by such Shareholder (the "Shares"), does hereby adopt the Merger Agreement and approve the Merger and the transactions contemplated by the Merger Agreement.

SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER.

      2.1 Representations, Warranties and Certifications. Each Shareholder represents, warrants and certifies to Parent as follows:

            (a) Shareholder is the holder and beneficial owner of the Shares, and has good and valid title to the Shares free and clear of any Encumbrances. The Shares are the only outstanding shares of the capital stock of the Company beneficially owned by Shareholder. Shareholder has the sole power to vote all of the Shares at any meeting of the stockholders of the Company and the sole power to act by written consent with respect to the Shares in lieu of any such meeting. Shareholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding that is now in force with respect to any of the Shares.

            (b) Shareholder has the absolute and unrestricted right, power, authority and capacity to enter into, execute, deliver and perform all of his obligations under the Merger Agreement (if Shareholder is, or is to become, a party to the Merger Agreement) and under each other agreement, document or instrument referred to in or contemplated by the Merger Agreement to which Shareholder is or is to become a party (each such other agreement, document or instrument being referred to herein as an "Other Applicable Document").

            (c) The Merger Agreement (if Shareholder is, or is to become, a party to the Merger Agreement) and each Other Applicable Document (i) has been (or will when executed by Shareholder be) duly and validly executed by Shareholder, and (ii) constitutes (or will when executed by Shareholder constitute) a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to general equitable principles.

            (d) Neither the execution, delivery or performance of the Merger Agreement or of any Other Applicable Agreement, nor the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or by any Other Applicable Document, will directly or indirectly: (i) result in any violation or breach of any agreement or other instrument to which Shareholder is a party or by which Shareholder or any of the Shares is bound or affected; or
(ii) result in a violation of any Legal Requirement or order to which Shareholder or any of the Shares is subject. No authorization, consent or approval of, or notice to, any Person is required to be obtained or given by Shareholder in connection with the execution, delivery or performance of the Merger Agreement or of any Other Applicable Document.

            (e) There is no Legal Proceeding by or before any Governmental Body pending or, to the knowledge of Shareholder, threatened against Shareholder that challenges or would challenge the execution, delivery or performance of the Merger Agreement or of any Other Applicable Document or the taking of any of the actions required to be taken under the Merger Agreement or under any Other Applicable Agreement.

            (f) Shareholder is aware that (i) the Parent Common Stock to be issued to Shareholder in the Merger will not be issued pursuant to a registration statement under the Securities Act, but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act, and (ii) neither the Merger nor the issuance of such Parent Common Stock has been approved or reviewed by the SEC or by any other Governmental Body.

            (g) Shareholder is aware that (i) the Parent Common Stock to be issued in the Merger cannot be offered, sold or otherwise transferred, assigned, pledged or hypothecated unless such Parent Common Stock is registered under the Securities Act or unless an exemption from registration is available, (ii) except as provided in Section 3 of this Shareholder Agreement, Parent is under no obligation to file a registration statement with respect to the Parent Common Stock to be issued to Shareholder in the Merger, and (iii) the provisions of Rule 144 under the Securities Act will permit resale of the Parent Common Stock to be issued to Shareholder in the Merger only under limited circumstances, and such Parent Common Stock must be held by Shareholder for at least one year before it can be sold pursuant to Rule 144.

            (h) The Parent Common Stock to be issued to Shareholder in the Merger will be acquired by Shareholder for investment purposes only and for Shareholder's own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

            (i) If Shareholder is not a U.S. person (as defined in the Securities Act Rule 902(o)), he, she, or it represents and warrants that:

                  (i) Such Shareholder is not a U.S. person and is not acquiring the shares of Parent Common Stock for the account or benefit of any U.S. person;

                  (ii) Such Shareholder is familiar with Regulation S promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act; and

                  (iii) Such Shareholder will not offer or sell the shares of Parent Common Stock to a U.S. person or to or for the account or benefit of a U.S. person prior to the one-year anniversary of the Effective Time.

            (j) Shareholder has received and carefully examined Parent's Annual Report on Form 10-K for the fiscal year ended October 31, 2004 (the "Form 10-K"), Current Report on Form 8-K filed on February 23, 2005, Quarterly Report on Form 10-Q for the quarter ended January 31, 2005 (the "Form 10-Q"), Definitive Proxy Statement on Schedule 14A filed on February 10, 2005, and the Information Statement. Shareholder has paid particular attention to the information set forth in the Information Statement and the risk factors described in the Form 10-K and Form 10-Q.

            (k) Shareholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Parent concerning the terms and conditions of the Merger and the contemplated issuance of Parent Common Stock in the Merger, and the business, properties, prospects and financial condition of the Company and Parent; and (ii) to obtain any additional information (to the extent the Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense) that is necessary to verify the accuracy of the information set forth in the documents provided or made available to Shareholder.

            (l) Shareholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to Shareholder in the Merger, and that there will be placed on the certificate or certificates representing such Parent Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

      2.2 Reliance. Shareholder acknowledges that Parent will rely on Shareholder's representations, warranties and certification set forth in Section
2.1 above for purposes of determining Shareholder's suitability as an investor in Parent Common Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Securities Act for the issuance of shares of Parent Common Stock in the Merger.

      2.3 No "Net Short" Position. For so long as Shareholder owns any Shares, such Shareholder shall not maintain a Net Short Position. For purposes of this
Section 2.3, a "Net Short Position" by a person means a position whereby such person has executed one or more sales of Parent Common Stock that is marked as a short sale and that is executed at a time when such Shareholder has no equivalent offsetting long position in the Parent Common Stock. For purposes of determining whether a Shareholder has an equivalent offsetting long position in the Parent Common Stock, all Parent Common Stock that is owned by such Shareholder shall be deemed to be held long by such Shareholder.

      2.4 Questionnaires. Shareholder has completed or caused to be completed and delivered to Parent a Selling Stockholder Questionnaire and an Investor Questionnaire, each in the forms provided by Parent and the answers to the questions in the Questionnaires are true and correct as of the date of this Shareholder Agreement; provided, that Shareholders shall be entitled to update such information by providing written notice thereof to Parent before the effective date of the Registration Statement.

SECTION 3. REGISTRATION RIGHTS; RESTRICTIONS ON TRANSFER.

      3.1 Definitions. For the purpose of this Section 3:

            (a) the term "Registration Statement" shall mean any registration statement required to be filed by Section 3.3 and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

            (b) the term "Registrable Shares" shall mean all shares of Parent Common Stock issued to Shareholders in connection with the Merger.

      3.2 Restrictions on Transfer. Shareholder shall not effect any sale, transfer or other disposition, or any assignment, pledge or hypothecation, of any shares of Parent Common Stock that he is to receive in the Merger unless:

            (a) such sale, transfer, disposition, assignment, pledge or hypothecation has been registered under the Securities Act; and

            (b) if such sale, transfer, disposition, assignment, pledge or hypothecation occurs within two years following the Closing, (1) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer, disposition, assignment, pledge or hypothecation will be exempt from registration under the Securities Act, or (2) an authorized representative of the SEC shall have rendered advice to Shareholder or Shareholder's representative to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer, disposition, assignment, pledge or hypothecation and a transcript of such advice and all other related communications with the SEC shall have been delivered to Parent.

      3.3 Registration Procedures and Expenses. Parent shall:

            (a) use its best efforts to file a Registration Statement with the SEC within 90 days following the Closing Date to register for resale the Registrable Shares on Form S-3 and Rule 415 under the Securities Act or on such other appropriate form that Parent may be permitted to use to register such Registrable Shares for resale from time to time by Shareholders, and to have such Registration Statement declared effective within 120 days following the Closing Date;

            (b) not have any other registration statement filed with the SEC with respect to the issuance or resale of any shares of its capital stock (other than on Form S-8) declared effective unless the Registration Statement referenced in paragraph (a) above has also been declared effective;

            (c) use commercially reasonable efforts, subject to receipt of necessary information from Shareholders, to cause any such Registration Statement filed pursuant to Section 3.3(a) above to become effective as promptly thereafter as practicable;

            (d) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective until termination of such obligation as provided in Section 3.5, subject to Parent's right to suspend pursuant to Section 3.4;

            (e) furnish to each Shareholder who received Registrable Shares (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as Shareholders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by Shareholders;

            (f) file such documents as may be required of Parent for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by each Shareholder; provided, however, that Parent shall not be required in connection with this paragraph "(e)" to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

            (g) advise each Shareholder who received Registrable Shares promptly:

                  (i) of the effectiveness of the Registration Statement or any post-effective amendments thereto;

                  (ii) once the Registration Statement is declared effective, of any request by the SEC for amendments or supplements to the Registration Statement or prospectus or for additional information relating thereto;

                  (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes;

                  (iv) of the suspension by Parent of the use of the prospectus forming a part of the Registration Statement; and

                  (v) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

            (h) use commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities of Parent are then listed; and

            (i) Bear all expenses in connection with the procedures in this
Section 3.3 and the registration of the Registrable Shares on such Registration Statement and the blue sky laws of such states, and the listing of the Registrable Shares on one or more exchanges as required by this Shareholder Agreement, except that Parent shall not be required to pay brokers' or underwriters' fees, discounts or commissions relating to resale of the Registrable Shares or fees of separate legal counsel of Shareholders.

      3.4 Delay and Suspension of Prospectus. At Parent's reasonable discretion, Parent may delay the effectiveness of, and may suspend the use of, the prospectus forming a part of the Registration Statement, including to the extent necessary to file any post-effective amendment to the Registration Statement; provided, however, that such delay right may not be exercised by Parent for more than 20 consecutive days. In addition, notwithstanding any other provision of this Shareholder Agreement, Shareholders understand that there may be periods during which Parent's Board of Directors may determine, in good faith, that it is in the best interest of Parent and its stockholders to defer disclosure of non-public information until such information has reached a more advanced stage and that, during such periods, sales of Registrable Shares and the effectiveness of any registration statement covering Registrable Shares may be suspended or delayed; provided, however, that such right may not be exercised by Parent for more than 30 consecutive days or more than twice in any calendar year. Shareholders agree that upon receipt of any notice from Parent of the development of any non-public information, such Shareholders will forthwith discontinue such Shareholders' disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until such Shareholder receives copies of an appropriately supplemented or amended prospectus and, if so directed by Parent, such Shareholders will use their commercially reasonable best efforts to deliver to Parent (at Parent's expense) all copies, other than permanent file copies then in such Shareholders' possession, of the prospectus relating to such Registrable Shares current at the time of receipt of such notice. In the event Parent shall give any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each holder of a Registrable Shares covered by such registration statement shall have received the copies of the appropriate supplemented or amended prospectus.

      3.5 Indemnification.

            (a) To the extent permitted by law, Parent will indemnify and hold harmless each Shareholder and his or her successors and assigns against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Parent: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Parent will reimburse each such Shareholder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Shareholder.

            (b) To the extent permitted by law, each Shareholder will indemnify and hold harmless Parent, each of its directors, its officers and each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other Shareholder selling securities under the Registration Statement, against any losses, claims, damages or liabilities (joint or several) to which Parent or any such director, officer, controlling person, underwriter or other such Shareholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by Parent of the Securities Act (collectively, a "Shareholder Violation"), in each case to the extent (and only to the extent) that such Shareholder Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder under an instrument duly executed by such Shareholder and stated to be specifically for use in connection with such registration; and each such Shareholder will reimburse any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Shareholder Violation; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this
Section 2.5 exceed the net proceeds from the offering received by such Shareholder.

            (c) Promptly after receipt by an indemnified party under this
Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5 to the extent, and only to the extent, such failure is prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.

            (d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Shareholder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Shareholder hereunder exceed the net proceeds from the offering received by such Shareholder.

            (e) The obligations of Parent and Shareholders under this Section
2.5 shall survive completion of the offering of the Registrable Shares in the Registration Statement and, with respect to liability arising from such offering. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      3.6 "Market Stand-Off" Agreement. Each Shareholder hereby agrees that, with respect to 95% of the Registrable Shares issuable to such Shareholder, such Shareholder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any such Registrable Shares held by such Shareholder for a period of one year following the Effective Time.

      3.7 Termination of Obligations. The obligations of the Company pursuant to
Section 3.3 hereof shall cease and terminate upon the earlier to occur of (a) such time as all of the Registrable Shares have been resold, (b) such time as all of the Registrable Shares may be resold in a 90-day period pursuant to Rule 144 or (c) the second anniversary of the Closing Date.

      3.8 Rights Upon Transfer. No transferee of Registrable Shares shall be entitled to have the shares transferred to it covered by the Registration Statement unless such Transferee agrees in writing to be bound by all of the provisions of this Shareholder Agreement applicable to such Shareholder and to return a properly completed and executed Selling Stockholder Questionnaire in substantially the form completed by the Shareholder pursuant to Section 2.4.

SECTION 4. MERGER INDEMNIFICATION OBLIGATIONS; APPOINTMENT OF SHAREHOLDERS'
AGENT

      4.1 Acknowledgement of Obligation. Each Shareholder acknowledges that a portion of the shares of Parent Common Stock issuable to such Shareholder in connection with the Merger has been or will be withheld on a pro rata basis to satisfy the obligations set forth in Section 9 of the Merger Agreement, and subject to any limitations contained therein, to hold harmless and indemnify each of the Indemnitees from and against, and to compensate and reimburse each of the Indemnitees for, any Damages directly or indirectly suffered or incurred by such Indemnitee or to which such Indemnitee may otherwise be subject; provided, however, that, except as otherwise set forth in Section 9 of the Merger Agreement, each Shareholder's obligations pursuant to Section 9 of the Merger Agreement (to the extent that such Shareholder is not and will not be a party to the Merger Agreement) shall be limited to such Shareholder's pro rata portion of the Escrow Shares. Each Shareholder hereby expressly agrees to be bound by the provisions of Section 9 of the Merger Agreement.

      4.2 Shareholders' Agent. Shareholders hereby irrevocably appoint Greg Yamamoto as their agent for purposes of Section 9 of the Merger Agreement. Parent shall be entitled to deal exclusively with Shareholders' Agent on all matters relating to Section 9 of the Merger Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by

Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Shareholder by Shareholders' Agent, as fully binding upon such Shareholder. If Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of Shareholders, then Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of this Shareholders Agreement, the Merger Agreement and the Escrow Agreement. If for any reason there is no Shareholders' Agent at any time, all references herein and therein to Shareholders' Agent shall be deemed to refer to Shareholders.

SECTION 5. MISCELLANEOUS PROVISIONS

      5.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Shareholder Agreement.

      5.2 Fees and Expenses. Except as explicitly contained in this Shareholder Agreement, each party to this Shareholder Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by or on behalf of such party in connection with the transactions contemplated by this Shareholder Agreement.

      5.3 Attorneys' Fees. If any action or proceeding relating to this Shareholder Agreement or the enforcement of any provision of this Shareholder Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      5.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Shareholder Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth below such Shareholder's name on his or her signature page hereto (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

      5.5 Confidentiality. Each Shareholder shall keep confidential, and shall not disclose to any other Person, any non-public document or other non-public information in such Shareholder's possession that relates to the business of the Company or Parent.

      5.6 Time of the Essence. Time is of the essence of this Shareholder Agreement.

      5.7 Headings. The headings contained in this Shareholder Agreement are for convenience of reference only, shall not be deemed to be a part of this Shareholder Agreement and shall not be referred to in connection with the construction or interpretation of this Shareholder Agreement.

      5.8 Counterparts. This Shareholder Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

      5.9 Governing Law. This Shareholder Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

      5.10 Successors and Assigns. This Shareholder Agreement shall be binding upon: each Shareholder and its successors and assigns (if any); and Parent and its successors and assigns (if any). This Agreement shall inure to the benefit of each Shareholder, Parent and the respective successors and assigns (if any) of the foregoing. No Shareholder may assign any rights under this Shareholder Agreement to any Person unless such Person agrees in writing to be bound by the terms and provisions of this Shareholder Agreement, and such transfer is in compliance with the terms and provisions of this Shareholder Agreement and permitted by federal and state securities law. Parent may freely assign any or all of its rights under this Shareholder Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

      5.11 Remedies Cumulative. The rights and remedies of the parties hereto shall be cumulative (and not alternative).

      5.12 Waiver.

      t 12 (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Shareholder Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Shareholder Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Shareholder Agreement, or any power, right, privilege or remedy under this Shareholder Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      5.13 Amendments. This Shareholder Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

      5.14 Severability. Any term or provision of this Shareholder Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Shareholder Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

      5.15 Parties in Interest. Except for the provisions of Section 4, none of the provisions of this Shareholder Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

      5.16 Entire Agreement. This Shareholder Agreement, the Merger Agreement and each Other Applicable Document set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that (a) the Confidentiality Agreement executed on behalf of Parent and the Company on February 11, 2005 shall not be superseded by this Shareholder Agreement and shall remain in effect until the date on which such Confidentiality Agreement is terminated in accordance with its terms and (b) paragraphs 7 through 11 of the Term Sheet, executed by Parent and the Company on February 7, 2005, shall remain in effect until such paragraphs are terminated in accordance with the terms of the Term Sheet.

      5.17 Construction.

            (a) For purposes of this Shareholder Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Shareholder Agreement.

            (c) As used in this Shareholder Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Shareholder Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Shareholder Agreement and Exhibits to this Shareholder Agreement.

                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this SHAREHOLDER AGREEMENT as of the date set forth in the first paragraph hereof.




COMPANY:                                    SHAREHOLDERS:

PARENT, INC.

By:_____________________________________    By:________________________________

Address:        Attn: David Brunton         Printed Name:______________________
                2305 Camino Ramon
                Suite 200                   Entity Name (if applicable):_______
                San Ramon, CA 94583
                                            ___________________________________

Facsimile:(925) 355-2041                    Title (if applicable):_____________

                                            Address:___________________________

                                            ___________________________________

                                            Facsimile:_________________________

                                    EXHIBITS

Exhibit A         -        Signing Shareholders

Exhibit B         -        Certain Definitions

Exhibit C         -        Form of Affiliate Agreement

Exhibit D         -        Form of Noncompetition Agreement

Exhibit E         -        Form of Release

Exhibit F         -        Form of Escrow Agreement

Exhibit G         -        Form of Shareholder Agreement